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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Mead Johnson Nutrition Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2701 Patriot Boulevard
Glenview, Illinois 60026-8039
(847) 832-2420

March 27, 2012

Dear Fellow Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 4, 2012, at 9:00 a.m. Central Daylight Time, at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

James M. Cornelius	Stephen W. Golsby
Chairman of the Board of Directors	President and Chief Executive Officer

2701 Patriot Boulevard
Glenview, Illinois 60026-8039
(847) 832-2420

Notice of Annual Meeting of Stockholders
May 4, 2012
9:00 a.m. Central Daylight Time

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Mead Johnson Nutrition Company (the "Company") will be held at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on May 4, 2012, at 9:00 a.m. Central Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement ("Proxy Statement"):

  1.
  To elect as directors the nominees named in the Proxy Statement to hold office for a term of one year;

  2.
  To hold an advisory vote on executive compensation;

  3.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012; and

  4.
  To transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 16, 2012, will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, to ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible.

By order of the Board of Directors,

William C. P'Pool Senior Vice President, General Counsel and Secretary

March 27, 2012
Glenview, Illinois

Important Notice Regarding the Availability of Proxy
Materials for the Annual Meeting of Stockholders
to be Held on May 4, 2012

The Proxy Statement relating to our 2012 Annual Meeting of Stockholders, our Annual Report to Stockholders for the year ended December 31, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.meadjohnson.com/proxymaterials.

Your Vote Is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card.

If you plan to attend the meeting, please follow the instructions set forth on page 6 of the attached Proxy Statement.

2701 Patriot Boulevard
Glenview, Illinois 60026-8039
(847) 832-2420

Proxy Statement
For
2012 Annual Meeting of Stockholders

GENERAL INFORMATION

Q:
Why am I receiving these materials?

A:
We have made these materials available to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on Friday, May 4, 2012 at 9:00 a.m. Central Daylight Time, and at any postponement(s) or adjournment(s) thereof. These materials were first mailed to stockholders on or about March 27, 2012. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:
What is included in these materials?

A:
These materials include:

•
This Proxy Statement for the Annual Meeting;

•
The Company's Annual Report to Stockholders for the year ended December 31, 2011;

•
The Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission ("SEC") on February 17, 2012; and

•
A proxy card for the Annual Meeting.

Q:
What items will be voted on at the Annual Meeting?

A:
Stockholders will vote on three items at the Annual Meeting:

•
The election to the Board of the ten nominees named in this Proxy Statement (Proposal No. 1);

•
An advisory vote on executive compensation (Proposal No. 2); and

•
Ratification of the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm for 2012 (Proposal No. 3).

Q:
What are the Board's voting recommendations?

A:
The Board recommends that you vote your shares:

•
"FOR" each of the nominees to the Board (Proposal No. 1);

•
"FOR" the proposal regarding an advisory vote on the compensation of our named executive officers (Proposal No. 2); and

•
"FOR" ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2012 (Proposal No. 3).

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure approved by the SEC called "householding". Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report, Form 10-K and Proxy Statement. This procedure is intended to reduce our printing costs and postage fees.

  If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report, Form 10-K or Proxy Statement, we will promptly deliver it to you if you request it by calling Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you or another stockholder of record with whom you share an address are receiving multiple copies of the Annual Report, Form 10-K and Proxy Statement, you can request to receive a single copy of these materials in the future by contacting Broadridge Financial Solutions, Inc. in the same manner as described above.

Q:
Who is entitled to vote?

A:
All record holders of our common stock as of the close of business on March 16, 2012 are entitled to vote. On that day, 203,710,408 shares were issued and outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and we sent the proxy materials directly to you.

  Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name", and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:
If I am a stockholder of record of the Company's shares, how do I vote?

A:
There are four ways to vote:

•
In Person.  If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot upon request when you arrive.

•
By Internet.  You may vote by proxy over the Internet by following the instructions provided on the proxy card.

•
By Telephone.  You may vote by proxy by calling the toll-free number found on the proxy card.

•
By Mail.  You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Q:
If I am a beneficial owner of the Company's shares held in street name, how do I vote?

A:
There are four ways to vote:

•
In Person.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•
By Internet.  You may vote by proxy over the Internet by following the instructions provided on the vote instruction form provided to you by the organization that holds your shares.

•
By Telephone.  You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by the organization that holds your shares.

•
By Mail.  You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by the organization that holds your shares.

Q:
If I hold shares through the Mead Johnson Nutrition Company Retirement Savings Plan, how do I vote?

A:
For voting purposes, the proxy card includes all shares credited to your account under the Mead Johnson Nutrition Company Retirement Savings Plan held in custody by the plan trustee.

  In order to direct the plan trustee to vote the shares held in your account, you must vote the shares by 10:59 p.m. Central Daylight Time on May 1, 2012. If your voting instructions are not received by that time, the trustee will vote the shares credited to your account in the same proportion as the plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974. Please follow the instructions in this Q&A for voting of stockholders of record to cast your vote. Although you may attend the Annual Meeting, you may not vote shares held in your Mead Johnson Nutrition Company Retirement Savings Plan account at the Annual Meeting.

Q:
What does it mean to vote by proxy?

A:
It means that you give someone else the right to vote your shares in accordance with your instructions. In voting by proxy, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

Q:
What if I submit a proxy and later change my mind?

A:
If you have given your proxy and later wish to revoke it, you may do so by giving written notice to our Corporate Secretary at the address indicated in the Notice of Annual Meeting of Stockholders, submitting another proxy bearing a later date (in any of the permitted forms) or casting a ballot in person at the Annual Meeting.

Q:
What happens if other matters are raised at the Annual Meeting?

A:
If other matters are properly presented at the Annual Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Corporate Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Annual Meeting.

Q:
How is it determined whether a matter has been approved?

A:
Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows:

•
Those nominees for director receiving the affirmative vote of a majority of the shares of our common stock cast with respect to their election at the Annual Meeting will be elected as directors; and

•
Each other matter requires the affirmative vote of a majority of the shares of our common stock, present in person or by proxy and entitled to vote at the Annual Meeting, for approval.

Q:
What constitutes a quorum?

A:
A majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote at the Annual Meeting, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of Record.    If you are a stockholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or

•
Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

  Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.

Q:
Which ballot measures are considered "routine" or "non-routine"?

A:
The ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for 2012 (Proposal No. 3) is the only matter considered routine under NYSE rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

  The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-routine under NYSE rules. A broker or other nominee cannot vote without instructions from beneficial owners on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.

Q:
What are broker non-votes and abstentions?

A:
Broker non-votes occur when a broker has not received voting instructions from the beneficial owner of shares held in street name and the broker does not have discretionary authority to vote the shares. Brokers only have discretionary authority to vote uninstructed shares on routine matters. Abstentions occur when a stockholder affirmatively chooses not to vote on a proposal.

Q:
What effect does a broker non-vote or an abstention have?

A:
Broker non-votes and abstentions will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote against any of the other matters specified in the Notice of Annual Meeting, while broker non-votes will have no effect on such matters. In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Q:
Who will count the vote?

A:
Broadridge Financial Solutions, Inc. will tabulate votes and act as the Inspector of Election at the Annual Meeting.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•
as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Q:
Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in a Current Report on Form 8-K, which we are required to file with the SEC on or before the fourth business day following the Annual Meeting.

Q:
Who is paying for the cost of this proxy solicitation?

A:
We will bear the costs of soliciting and tabulating your votes. We have retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy solicitation materials. Copies of proxy solicitation materials will be mailed to stockholders, and our directors, officers and employees may personally communicate with stockholders by telephone, e-mail or otherwise to solicit votes without additional compensation. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and we will reimburse them for their expenses in doing so at the rates approved by the NYSE.

  In addition, we have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of our common stock. We will pay Georgeson Inc. a base fee of $13,000, plus its reasonable out-of-pocket expenses, for these services.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will take place at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026, on May 4, 2012, at 9:00 a.m. Central Daylight Time. Directions to the 2012 Annual Meeting are included on the back cover of this Proxy Statement. Attendance at the Annual Meeting is limited to stockholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. Central Daylight Time on the date of the Annual Meeting, and each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. If you have other questions about attending the Annual Meeting, please contact our Corporate Secretary.

Q:
Does the Company offer an opportunity to receive future proxy materials electronically?

A:
Yes. If you wish to view future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year's proxy materials and annual report and vote your shares.

Q:
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2013 annual meeting of stockholders?

A:
Any stockholder who intends to present a proposal at our annual meeting to be held in 2013, and who wishes to have a proposal included in our proxy statement for that meeting, must deliver the proposal to our Corporate Secretary. All such proposals must be received by the Corporate Secretary no later than November 27, 2012 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

  Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by our bylaws. Our bylaws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposal to the Corporate Secretary not fewer than 120 and not more than 150 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be received not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or 10 days following the day on which the public announcement of the date of such annual meeting is first made.

  To be eligible for consideration at the 2013 annual meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by our Corporate Secretary on or after December 5, 2012 and on or before January 4, 2013. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.

  All submissions to, or requests from, the Corporate Secretary should be made to our principal executive offices at 2701 Patriot Boulevard, Glenview, Illinois 60026.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of the ten members listed below.

Our Board is composed of a diverse group of leaders in their respective fields, most of whom have leadership experience at major companies with global operations, as well as experience on other companies' boards, which provides an understanding of different business processes, challenges and strategies. Others have experience as members of significant academic and research institutions, which brings unique perspectives to the Board. The Company's directors also have other experience that makes them valuable members, such as nutritional, scientific, social responsibility and consumer products experience that provides insight into issues faced by our Company.

The Nominating and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its Board members described below, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution.

Name	Age*	Position(s)	Director Since
Steven M. Altschuler, M.D.	58	Director	2009
Howard B. Bernick	60	Director	2009
Kimberly A. Casiano	54	Director	2010
Anna C. Catalano	52	Director	2010
Celeste A. Clark, Ph.D.	58	Director	2011
James M. Cornelius	68	Director and Chairman of the Board	2009
Stephen W. Golsby	57	President, Chief Executive Officer and Director	2009
Peter G. Ratcliffe	64	Director	2009
Elliott Sigal, M.D., Ph.D.	60	Director	2009
Robert S. Singer	60	Director	2009

*
As of the Annual Meeting

Stephen W. Golsby has been our President and Chief Executive Officer since September 2008 and has been continuously employed by Mead Johnson since October 1997 in various capacities. From January 2004 to September 2008, Mr. Golsby served as President of Mead Johnson. He served as President, International of Mead Johnson from 2001 until 2003. Mr. Golsby also is a director of Beam Inc. since December 2011, where he also serves on the compensation and corporate responsibility committees. In addition to his global business experience as president and chief executive officer of our Company, Mr. Golsby serves as the critical link between management and the Board.

Steven M. Altschuler, M.D. is currently the chief executive officer of The Children's Hospital of Philadelphia, a position he has held since April 2000. Dr. Altschuler serves on the board of directors of the Children's Miracle Network, the Free Library of Philadelphia, the GAVI Campaign and the University Hospital Consortium. In addition to his leadership position at a leading institution in pediatric medicine, Dr. Altschuler has clinical and research experience in pediatric medicine, as well as experience as an outside director of charitable organizations.

Howard B. Bernick is currently the president of Bernick Advisory Limited, a private investment advisory company, and has served in such a role since November 2006. From November 1994 to November 2006, Mr. Bernick served as president and chief executive officer and a director of Alberto-Culver Company, a global branded consumer products and beauty supply distribution company. From August 2001 through October 2008, Mr. Bernick served as a director of the Wm. Wrigley Jr. Company, a global confectionery company. Mr. Bernick serves on the board of directors of The Duchossois Group, Inc. and the HAVI Group LP and is a member of the board of trustees of The Field Museum in Chicago. Mr. Bernick also serves as a director of the American Committee for the Weizmann Institute of Science and the Juvenile Diabetes Research Foundation. In addition to his global business experience as former president and chief executive officer of a global branded consumer products company, Mr. Bernick has outside board experience and private investment advisory experience.

Kimberly A. Casiano is an advisor to top business leaders targeting the Hispanic market. From 1994 to 2009, Ms. Casiano was president and chief operating officer of Casiano Communications, Inc., the largest Hispanic publisher of magazines and periodicals in the United States. Ms. Casiano has held various management positions at that firm since she joined in 1988, including leading the sales and editorial functions for consumer publications and managing the company's bilingual direct marketing, customer relationship management and multi-media contact center divisions. Prior to that, she managed her own company, Caribbean Marketing Overseas Corporation, to foster trade and investment in the Caribbean and Latin America. She has served on the board of directors of Ford Motor Company since 2003, including as a member of the audit committee, nominating and governance committee and environmental and public policy committee, having previously served on the finance committee. Ms. Casiano has also served on the board of directors of Mutual of America since 2006. In addition to her global business experience as a president and chief operating officer of the largest Hispanic publisher of magazines and periodicals in the United States, Ms. Casiano has global business experience managing her own company, as well as outside board experience.

Anna C. Catalano had a 20 year career in the energy industry, serving in various marketing, branding and business development roles. Most recently, at BP plc, she was group vice president, marketing from 2000 to 2003, and group vice president, emerging markets from 1999 to 2000. She has held senior positions in Asia, Europe and the United States, including president of Amoco Orient Oil Company. Ms. Catalano currently serves on the boards of directors of Willis Group Holdings, where she also serves on the governance and nominating committee and risk management committee, Chemtura Corporation, where she also serves on the environmental, health and safety committee and the compensation committee and Kraton Performance Polymers, where she serves on the compensation committee. Ms. Catalano previously served on the boards of Hercules, Inc. and SSL International, plc. Ms. Catalano also serves on the board of the Houston chapter of the Alzheimer's Association. In addition to her global business experience in marketing, Ms. Catalano has outside board and advisory experience.

Celeste A. Clark, Ph.D. recently retired as the senior vice president of global public policy and external relations for Kellogg Company, where she also served as the company's chief sustainability officer and was a member of the company's global executive leadership team. Dr. Clark also served as president of the Kellogg Citizenship Fund, the company's philanthropic entity, and was a company liaison worldwide between professional organizations, academic institutions, government agencies, and industry associations on nutrition, health policy and advertising practices. Dr. Clark currently serves on the board of directors and budget and audit committee of the W.K. Kellogg Foundation, the board of directors and as chair of the nominating and governance committee of the AAA Michigan, and the board of directors and marketing and governmental affairs committee of The Auto Club Group. She is a former board chair of the International Food Information Council and a current member of several professional organizations, including the American Society of Nutrition, National Academy of Nutrition and Dietetics, The Executive Leadership Council and Links International. In addition to her global business experience, Dr. Clark has industry experience in various nutrition and consumer products matters.

James M. Cornelius, our Chairman of the Board, is also non-executive chairman of the board of directors of Bristol-Myers Squibb Company ("BMS") and has served in that capacity since May 2010. Prior to that, he served as chairman of the board and chief executive officer of BMS since September 2006, including serving as interim chief executive officer of BMS from September 2006 to April 2007. He retired as the chief executive officer of BMS in May 2010. Mr. Cornelius served as the interim chief executive officer and chairman of the board of directors for Guidant Corporation from November 2005 to April 2006 when the company was acquired by Boston Scientific Corporation, at which point he retired. He served as Guidant's non-executive chairman of the board of directors from August 2000 until November 2005. Mr. Cornelius is a director and chairman of the compensation committee and member of the audit committee of Given Imaging Ltd. Mr. Cornelius is a member of the board of Arcamed, Inc., an Indianapolis-based manufacturer of custom metal products. He also serves on the board of YourEncore, an Indianapolis-based company providing a network of retired and veteran scientists and engineers assisting clients with proven experience to help accelerate the pace of their innovation. Among other qualifications, Mr. Cornelius has significant global business leadership experience, both as an executive officer and a director of public companies.

Peter G. Ratcliffe served, from April 2003 until his retirement in June 2007, as chief executive officer of the P&O Princess International division of Carnival Corporation and PLC, a global cruise company. From January 2000 to April 2003, he served as chief executive officer of Carnival PLC, a global cruise company. Mr. Ratcliffe is a director of Carnival Corporation and PLC and BBA Aviation PLC and previously was a director of Peninsula and Steam Navigation Company. Mr. Ratcliffe is also a fellow of the Institute of Chartered Accountants in England and Wales. Among other qualifications, Mr. Ratcliffe has significant global business leadership experience, both as an executive officer and a director of public companies.

Elliott Sigal, M.D., Ph.D. is currently executive vice president, chief scientific officer and president, research and development of BMS, a position he has held since 2004, and serves on the board of directors of BMS. Since joining BMS in 1997, he has held positions of increasing responsibility in both research and clinical development. Dr. Sigal has served on the BMS executive committee since 2001. In addition to his global business experience in research and development and as a chief scientific officer, Dr. Sigal has industry and research experience in global clinical and pharmaceutical development.

Robert S. Singer served as chief executive officer of Barilla Holding S.p.A, a major Italian food company, from January 2006 to April 2009. From May 2004 to September 2005, Mr. Singer served as president and chief operating officer of Abercrombie & Fitch Co., an American clothing retailer. Between October 2005 and December 2005, he took the time to select his next opportunity. Prior to joining Abercrombie, Mr. Singer served as chief financial officer of Gucci Group NV, a leading luxury goods company, from September 1995 to April 2004. From April 2006 to April 2010, Mr. Singer was a director and the chairman of the compensation committee of Benetton S.p.A. From 2003 to 2006, Mr. Singer served on the board of directors of Fairmont Hotels & Resorts, Inc., and as chairman of the audit committee from 2004 to 2006. Mr. Singer currently serves on the board of directors of several non-public companies. Among other qualifications, Mr. Singer has significant global business leadership experience, both as an executive officer and a director of public companies.

During 2011, the Board held seven meetings and concluded each meeting in executive session without management present. In addition, our independent directors met separately as a group in 2011 to evaluate the performance of the Chairman of the Board and conduct other appropriate business. Other than Messrs. Cornelius and Golsby and Dr. Sigal, all of our current directors are independent directors, as defined by the rules of the NYSE.

During 2011, all of our directors attended 75% or more of the aggregate number of meetings of the Board and Board committees on which they served.

Board Leadership Structure and Lead Independent Director

Mr. Cornelius serves as our non-executive Chairman of the Board. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to, and oversight of, management. To fulfill that role, the Chairman of the Board, among other things: creates and maintains an effective working relationship with the Chief Executive Officer, the other members of management and the Board; provides the Chief Executive Officer with ongoing direction as to Board needs, interests and opinions; and ensures that the Board agenda is appropriately directed to the matters of greatest importance to our Company. In carrying out his responsibilities, the Chairman of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop and execute corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Although the roles of Chairman of the Board and Chief Executive Officer are currently held by different individuals, our Chairman of the Board does not satisfy the independence criteria under NYSE rules because he served through May 4, 2010 as chief executive officer and currently serves as chairman of the board of BMS, our former parent. Under applicable NYSE rules, Mr. Cornelius cannot be deemed independent until December 24, 2012. Accordingly, our Board determined that, as a matter of good corporate governance, it was preferable to create the position of, and appoint a director as, the Lead Independent Director. We believe that this current arrangement is appropriate because, as described below, the Lead Independent Director provides an additional element of independence to the leadership of our Board.

The position of Lead Independent Director includes the following duties:

  •
  being available to stockholders and other stakeholders as may be necessary;

  •
  presiding over meetings of the independent directors;

  •
  standing in for the Chairman at Board meetings when the Chairman is not present; and

  •
  organizing the performance assessment of the Chairman of the Board.

To preserve the independence of the position, the Lead Independent Director is appointed by the independent directors and must have at least one year of experience on our Board. In addition, the Lead Independent Director is selected from among the Chairs of the Audit, Compensation and Management Development and Nominating and Corporate Governance Committees, which appointment is by annual rotation. Currently, Mr. Ratcliffe serves as the Lead Independent Director.

Director Independence

To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for "independence" established by rules of the NYSE.

Our Board annually undertakes a review of director independence. During its review, the Board considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Mmes. Casiano and Catalano, Messrs. Bernick, Ratcliffe and Singer and Drs. Altschuler and Clark, who together constitute a majority of our directors, are independent. Mr. Golsby is considered an inside director because of his employment as our President and Chief Executive Officer. The Board determined that Mr. Cornelius and Dr. Sigal are not independent directors as a result of their affiliation with BMS, our former parent.

In determining the independence of each director, the Board considered the following relationship, which it determined was immaterial to the director's independence. The Board considered that we and our subsidiaries have, in the ordinary course of business during the last three years, sold products to The Children's Hospital of Philadelphia, at which one of our directors, Dr. Altschuler, was president and chief executive officer during 2011. However, the amount received from the hospital in each of the last three fiscal years was approximately $89,878, $56,949 and $122,714 and did not approach 2% of the hospital's total revenue. The Board determined that this relationship did not impair the independence of Dr. Altschuler.

Committees of the Board of Directors

The standing committees of the Board are the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Nutrition Science and Technology Committee. The members of each committee are appointed by the Board and serve until their successors are elected and qualified, unless they are earlier removed or resign.

Currently, all members of the Audit, Compensation and Management Development and Nominating and Corporate Governance Committees satisfy the standards of independence applicable to members of such committees under SEC and NYSE rules.

Each committee is governed by a written charter that is available on our website at www.meadjohnson.com under the caption "Company—Corporate Governance—Committee Charters".

Audit Committee

The Audit Committee is currently composed of Ms. Casiano and Messrs. Singer (Chair), Bernick and Ratcliffe, each of whom is independent under the rules of the NYSE. The Board has determined that each of Messrs. Singer, Bernick and Ratcliffe qualifies as an "audit committee financial expert" as defined by SEC rules. The Audit Committee has responsibility for, among other things:

  •
  overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

  •
  overseeing management's establishment and maintenance of processes to ensure that an adequate system of internal control is functioning;

  •
  overseeing management's establishment and maintenance of processes to ensure our compliance with all applicable laws, regulations and corporate policies with respect to financial and accounting matters;

  •
  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

  •
  reviewing the performance of our internal auditors; and

  •
  appointing, terminating and reviewing the performance of the independent auditors and considering and approving any non-audit services proposed to be performed by the independent auditors.

The Audit Committee met six times in 2011. The Audit Committee Report appears on page 70. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Compensation and Management Development Committee

The Compensation and Management Development Committee is currently composed of Ms. Catalano, Messrs. Bernick (Chair) and Singer and Dr. Altschuler, each of whom is independent under the rules of the NYSE. The Compensation and Management Development Committee exercises the authority of the Board relating to employee benefit plans and is responsible for the oversight of compensation generally. The Compensation and Management Development Committee has responsibility for, among other things:

  •
  reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

  •
  reviewing key employee compensation policies;

  •
  reviewing the compensation of our chief executive officer, executive officers and other key employees in relation to their performance;

  •
  assessing the pay for performance relationship of all executive pay plans, goals and payments;

  •
  annually assessing the risk associated with our compensation programs;

  •
  reviewing the appropriateness and competitiveness of our executive compensation and management development programs, including individual, senior development actions in support of succession management, such as promotions or organization structure changes at certain levels as designated by it, as well as executive compensation policies and programs and new hire offer packages; and

  •
  preparing recommendations and periodic reports to the Board concerning these matters.

The Compensation and Management Development Committee met four times in 2011. The Compensation and Management Development Committee Report appears on page 26. The Compensation and Management Development Committee has directly engaged Aon Hewitt as its compensation consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mmes. Casiano and Catalano, Mr. Ratcliffe (Chair) and Dr. Clark, each of whom is independent under the rules of the NYSE. The Nominating and Corporate Governance Committee assists and advises the Board on director nominations, corporate governance and general Board organization and planning matters. The Nominating and Corporate Governance Committee has responsibility for, among other things:

  •
  making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

  •
  establishing criteria and qualifications for membership on the Board and its committees;

  •
  assessing and recommending to the Board strong and capable candidates qualified to serve on the Board and its committees;

  •
  approving the compensation program for directors, setting compensation levels and ensuring that the program is implemented;

  •
  developing and recommending to the Board a set of corporate governance principles;

  •
  considering matters relating to our responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy and the impact on our employees and stockholders; and

  •
  considering and recommending to the Board other actions relating to corporate governance.

The Nominating and Corporate Governance Committee met three times in 2011.

Nutrition Science and Technology Committee

The Nutrition Science and Technology Committee is currently composed of Drs. Altschuler (Chair), Clark and Sigal. The Nutrition Science and Technology Committee assists the Board in its oversight of the Company's research and development ("R&D") activities and medical and scientific risk management processes, as well as interacting with and evaluating the performance of the

Company's internal R&D function. The Nutrition Science and Technology Committee has responsibility for, among other things:

  •
  reviewing, evaluating and advising the Board on the quality, direction and competitiveness of the Company's R&D programs;

  •
  reviewing, evaluating and advising the Board on the Company's progress in executing its long-term R&D strategy;

  •
  reviewing, evaluating and advising the Board on the Company's innovation strategy and portfolio;

  •
  reviewing, evaluating and advising the Board on opportunities and threats as identified by the Company's innovation leadership team;

  •
  assisting the Board with its oversight responsibility for enterprise risk management and regulatory compliance in areas relating to the Company's R&D;

  •
  identifying and discussing significant emerging trends and issues in science, technology, healthcare and nutrition and considering the potential impact of such trends and issues on the Company; and

  •
  reviewing, evaluating and advising the Board on major investments, acquisitions and partnerships relating to nutrition science and technology.

The Nutrition Science and Technology Committee met three times in 2011.

Risk Oversight

The Board is responsible for oversight of the Company's enterprise risk management processes designed by senior management. The Audit Committee also provides specific oversight of the Company's financial risk exposures. The Chief Executive Officer informs the Board of the Company's major risk exposures and describes the steps taken by senior management to monitor and control such exposures. Such steps include management reviewing the results of a formal risk analysis, defining responsive mitigation plans and incorporating such plans in our overall strategic plan. Senior management, with Board oversight, is responsible for daily execution and management of the Company's risk management processes and sets the Company's tone at the top. In addition to anticipating and prioritizing risks based on the magnitude and probability of occurrence, senior management monitors significant risks and responses and ensures that the Company's overall business strategy is risk-responsive.

Succession Planning and Management Development

The Board also is responsible for identifying and developing executive talent at the Company, especially the senior leaders of the Company and the Chief Executive Officer. Continuity of excellent leadership at all levels of the Company is part of the Board's mandate for delivering superior performance to stockholders. Toward that goal, the executive talent development and succession planning process is integrated in the Board's annual activities. Our Corporate Governance Guidelines require that our Chief Executive Officer annually report to the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the Chief Executive Officer provide the Board with an assessment of persons considered potential successors to certain senior management positions at least once each year. The Board deliberates in executive session on the succession plan for the Chief Executive Officer, including an ongoing evaluation of potential succession candidates.

Management and the Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently and involves regular interaction between management and the Board. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded, experienced, and discerning senior leaders. Identified individuals are often positioned to interact more frequently with the Board so that directors may gain familiarity with these executives.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements, evolving corporate governance best practices and the concerns of our stockholders and other constituents. A copy of the Corporate Governance Guidelines is available on our website at www.meadjohnson.com under the caption "Company—Corporate Governance—Guidelines—Corporate Governance Guidelines". The Corporate Governance Guidelines address, among other matters, the Board's composition and structure, the Board's responsibilities, the Board's meeting procedures, the Board's involvement with senior management, the Board's role in leadership development and general committee matters.

Code of Ethics

We have established a Standards of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and Code of Conduct and Ethics for Directors (collectively, the "Codes"). These Codes establish the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors and communicate our commitment to the highest standards of moral and ethical behavior in all of our business activities and our commitment to compliance with all applicable laws and regulations. The Standards of Business Conduct and Ethics address, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations.

The Codes are publicly available on our website at www.meadjohnson.com, under the caption "Company—Corporate Governance—Governance Documents—Standards of Business Conduct and Ethics". Any amendment or waiver to the Codes with respect to our chief executive officer, chief financial officer, controller or persons performing similar functions may only be authorized by our Audit Committee and will be disclosed as required by applicable law and will be posted promptly on our website.

Nomination of Directors

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria for membership to the Board. Directors are selected based on, among other things, diversity of backgrounds and experience, integrity, independence, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work with others. The full Board has final approval authority with respect to any candidate.

In developing criteria for open Board positions, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, which may include: the current Board composition; the range of talents, experiences and skills that would best complement those already represented on the Board; and the need for financial or other specialized expertise. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership that may be suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee also may from time to time retain a third-party executive search firm to assist it with identifying and reviewing candidates.

Based primarily on the need for additional Board members, the Nominating and Corporate Governance Committee will identify a prospective nominee and make an initial determination as to whether to conduct a full evaluation of the nominee. In making this determination, the Nominating and Corporate Governance Committee considers the information provided to it with the candidate's recommendation, as well as information available on hand or obtained through inquiries to third parties. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party executive search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, which may include:

  •
  the ability of the prospective nominee to represent the interests of our stockholders;

  •
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in our Corporate Governance Guidelines;

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

  •
  the absence of interlocking relationships;

  •
  the extent to which the prospective nominee helps the Board reflect the diversity of our stockholders, employees, customers and the communities in which we operate; and

  •
  the willingness of the prospective nominee to meet our minimum equity interest holding guidelines for directors.

If the Nominating and Corporate Governance Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board, as appropriate, interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new director after considering the Nominating and Corporate Governance Committee's report.

A stockholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. Any prospective nominee recommended by a stockholder will be considered and evaluated on the same basis as other prospective nominees. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations as described in "General Information" above on page 7.

Director Compensation

We have adopted a director compensation program that establishes annual compensation for our non-employee directors that will enable us to attract and retain high quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our common stock to further align their interests with those of our stockholders. In that regard, we use the same peer group for director compensation comparisons as for executive compensation comparisons, have a comparable compensation strategy and review our program annually with the assistance of Aon Hewitt.

Our Board has adopted a non-employee director compensation program that includes cash compensation and equity-based awards as described below.

Cash Compensation

In 2011, our director compensation program provided the following cash compensation:

  •
  An annual cash retainer of $85,000 payable to each non-employee director;

  •
  Annual cash retainers of $25,000, $20,000, $15,000 and $15,000 payable to the chairs of our Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Nutrition Science and Technology Committee, respectively; and

  •
  Annual cash retainers of $10,000, $7,500, $6,500 and $6,500 payable to each non-employee director who is a member of our Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, Nutrition Science and Technology Committee, respectively (in each case, other than the chair of the relevant committee).

The Nominating and Corporate Governance Committee bi-annually reviews the Board's compensation in relation to a peer group of companies. As a result of this review, the annual cash retainer payable to each non-employee director was increased to $100,000 for 2012.

Restricted Stock Units

In 2011, each director was entitled to an annual grant of equity-based awards under our 2009 Amended and Restated Stock Award and Incentive Plan (the "Plan") having a grant date fair market value of $100,000.

Generally, these equity grants to our directors are made concurrently with annual equity grants to our employees. Unlike equity grants to our employees, the equity grants to our directors vest on the first anniversary of their grant date.

As noted above, the Nominating and Corporate Governance Committee bi-annually reviews the Board's compensation in relation to a peer group of companies. As a result of this review, each director is entitled to an annual grant of equity-based awards under our Plan having a grant date fair market value of $140,000 for 2012.

Other Director Compensation

In 2011, the non-executive Chairman was entitled to compensation in lieu of the compensation payable to non-employee directors as follows:

  •
  An annual cash retainer of $190,000; and

  •
  An annual grant of restricted stock units having a grant date fair value of $285,000, which fully vests on the first anniversary of the grant date.

For 2012, as part of the bi-annual review of director compensation, the non-executive Chairman's compensation was increased to $500,000 in the aggregate, comprised of an annual cash retainer of $190,000 and an annual grant of restricted stock units having a grant date fair value of $310,000, which fully vests on the first anniversary of the grant date.

The Lead Independent Director is entitled to an additional annual cash retainer of $15,000.

Director Compensation Table—2011

The following table provides information on 2011 compensation for non-employee directors who served on the Board during 2011.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Dr. Steven M. Altschuler	$107,500	$100,003	$1,811	$209,314
Howard B. Bernick	$130,000	$100,003	$24,490	$254,493
Kimberly A. Casiano	$101,500	$100,003	$20,555	$222,058
Anna C. Catalano	$99,000	$100,003	$2,272	$201,275
Celeste A. Clark, Ph.D.	$91,500	$100,003	$1,325	$192,828
James M. Cornelius	$190,000	$285,000	$31,550	$506,550
Peter G. Ratcliffe	$110,000	$100,003	$13,528	$223,531
Dr. Elliott Sigal	$91,500	$100,003	$1,811	$193,314
Robert S. Singer	$116,500	$100,003	$12,717	$229,220

(1)
Consists of the amounts described above under "Director Compensation—Cash Compensation".

(2)
Consists of restricted stock units described above under "Director Compensation—Restricted Stock Units". As of December 31, 2011, Mr. Cornelius held 4,842 restricted stock units and Mmes. Casiano and Catalano, Drs. Altschuler, Clark and Sigal and Messrs. Bernick, Ratcliffe and Singer each held 1,699 restricted stock units.

(3)
Consists of quarterly cash payments of dividend equivalents on unvested restricted stock units and reimbursement of expenses incurred by Directors' companions in connection with a Board meeting held in the People's Republic of China.

Director Stock Ownership Guidelines

Our non-employee directors are subject to ownership guidelines regarding shares of our common stock. Our guidelines require that, within four years of becoming a director, each of our non-employee directors hold common stock with a value equal to four times his or her annual cash retainer. This common stock is to be acquired through the retention of the annual stock awards as well as any other acquisition of common stock. Our non-employee directors may not sell any of their common stock awards until the director has achieved the ownership threshold (except to satisfy tax withholding requirements), after which the director is free to sell any common stock awards acquired following vesting. If one of our non-employee directors departs from the Board, the director must retain common stock with a value equal to four times his or her annual cash retainer for a six-month period following the director's date of departure. In addition, our securities trading policy prohibits directors, as well as officers and employees, from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities (e.g., transactions involving puts, calls and other derivative instruments). This policy further prohibits our directors, officers and employees from holding our securities in margin accounts or pledging our securities as collateral for loans, except as may be approved by our general counsel.

Communicating with the Board of Directors

Stockholders and other interested parties wishing to contact one or more of our directors, including the non-management directors as a group, may do so by sending a letter to the director, the Chairman of the Board, the Chairman of the Audit Committee or the Lead Independent Director, in each case c/o the Corporate Secretary at the address indicated in the Notice of Annual Meeting of Stockholders. Any such correspondence will be forwarded to the appropriate director or directors for review.

Attendance of Directors at 2011 Annual Meeting of Stockholders

All directors are expected to attend our annual meeting of stockholders. All of our directors attended the annual meeting of stockholders in April 2011.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve, or in the past year has served, on our board of directors or compensation committee.

Executive Officers

Set forth below is information concerning our executive officers. Information pertaining to Mr. Golsby, who is both a director and an executive officer of the Company, may be found above under the caption "Board of Directors."

Name	Age*	Position(s)
Stephen W. Golsby	57	President, Chief Executive Officer and Director
Peter G. Leemputte	54	Executive Vice President and Chief Financial Officer
Peter Kasper Jakobsen	50	Executive Vice President and Chief Operating Officer
Charles M. Urbain	58	Senior Vice President, Stakeholder Relations and Chief Development Officer
Dirk Hondmann, Ph.D.	48	Senior Vice President, Global Research and Development
James Jeffrey Jobe	52	Senior Vice President, Global Supply Chain
William C. P'Pool	46	Senior Vice President, General Counsel and Secretary
Lynn H. Clark	54	Senior Vice President, Human Resources
Kathy A. MacDonald	48	Vice President, Investor Relations and Acting Controller

*
As of the Annual Meeting

Peter G. Leemputte has been our Executive Vice President and Chief Financial Officer since January 2012. Mr. Leemputte previously had been our Senior Vice President and Chief Financial Officer from September 2008 through December 2011. From August 2003 to September 2008, he served as senior vice president and chief financial officer of Brunswick Corporation, a manufacturer of recreation and leisure-time products. Mr. Leemputte is a director of Beazer Homes USA, Inc. and serves on the National Council of Washington University's St. Louis School of Engineering and Applied Science.

Peter Kasper Jakobsen has been our Executive Vice President and Chief Operating Officer since January 2012. Mr. Jakobsen previously had been our President, Americas from January 2009 through December 2011 and has been continuously employed by Mead Johnson since March 1998 in various capacities. From October 2006 to January 2009, he served as Senior Vice President, Asia Pacific. From February 2004 to October 2006, Mr. Jakobsen served as Vice President, South Asia, and from June 2001 to June 2004, he served as General Manager, Philippines.

Charles M. Urbain has been our Senior Vice President, Stakeholder Relations and Chief Development Officer since January 2012. Mr. Urbain previously had been our President, Asia and Europe from January 2009 through December 2011 and has been continuously employed by Mead Johnson or BMS since February 1987 in various capacities. From June 2008 to January 2009, he served as Senior Vice President, North America, Latin America and Europe. From June 2007 to June 2008, Mr. Urbain served as Senior Vice President, North America and Europe. From January 2004 to June 2007, Mr. Urbain served as Senior Vice President, International, and from January 2001 to January 2004, he served as Senior Vice President, Latin America, Canada and Europe.

Dirk Hondmann, Ph.D. has been our Senior Vice President, Global Research and Development since joining Mead Johnson in October 2005. From October 2002 to October 2005, Mr. Hondmann served as vice president, research and development of Slimfast, an affiliate of the Unilever Group, an international manufacturer of food, home care, and personal care products.

James Jeffrey Jobe has been our Senior Vice President, Global Supply Chain since November 2005 and has been continuously employed by Mead Johnson since 1988. From May 2003 to

November 2005, Mr. Jobe served as Senior Director, North America Supply Chain. From March 2000 to May 2003, Mr. Jobe served as Senior Director, International Supply Chain.

William C. P'Pool has been our Senior Vice President, General Counsel and Secretary since December 2008 and has been continuously employed by Mead Johnson or BMS since June 2004 in various capacities. From May 2005 to December 2008, Mr. P'Pool served as Vice President and Senior Counsel for Mead Johnson, and from June 2004 to May 2005, he served as Counsel for Mead Johnson. From May 2001 to June 2004, Mr. P'Pool served as Senior Counsel at Yum! Brands, Inc., a large operator and franchiser of restaurant companies.

Lynn H. Clark has been our Senior Vice President, Human Resources since September 2008 and has been continuously employed by Mead Johnson or BMS since March 2001 in various capacities. From September 2005 to September 2008, Ms. Clark served as Vice President, Human Resources, Health Care Group of BMS. From June 2004 to September 2005, Ms. Clark served as Vice President, Human Resources, Americas of BMS, and from September 2002 to June 2004, she served as Vice President, Human Resources, ConvaTec, a division of BMS.

Kathy A. MacDonald has been our Acting Controller since March 2012 and our Vice President, Investor Relations since January 2011. She has been continuously employed by Mead Johnson or BMS since 1988 in various capacities. From February 2009 to December 2010, Ms. MacDonald served as Vice President, Finance—Asia and Europe and from October 2006 to January 2009, as Regional Director, Finance—Asia.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 16, 2012, regarding beneficial ownership of our common stock by:

  •
  those persons known to us to be a beneficial owner of more than five percent of our common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under the SEC's rules and generally includes voting or investment power over shares. Under SEC rules, shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares, and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors or executive officers, individually or as a group, beneficially owns greater than 1% of the outstanding shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned(%)
BlackRock, Inc.(2)	15,634,339		7.68%
Morgan Stanley(3)	12,636,390		6.20%
Marsico Capital Management, LLC(4)	11,118,316		5.50%
FMR LLC(5)	10,249,703		5.04%
Named Executive Officers:
Stephen W. Golsby	316,053	(6)
Peter G. Leemputte	143,664	(7)
Peter Kasper Jakobsen	71,412	(8)
Charles M. Urbain	69,595	(9)
William C. P'Pool	58,950	(10)
Directors:
James M. Cornelius	88,592
Howard B. Bernick	25,000	(11)
Elliott Sigal, M.D., Ph.D.	17,848	(12)
Robert S. Singer	16,743
Peter G. Ratcliffe	7,234
Steven M. Altschuler, M.D.	6,930
Anna C. Catalano	3,651
Kimberly A. Casiano	3,219
Celeste A. Clark, Ph.D.	1,899
All directors and executive officers as a group (18 persons)	993,703	(13)

(1)
Includes shares credited to accounts of the executive officers under the Mead Johnson & Company Retirement Savings Plan and stock options that are currently exercisable or exercisable within 60 days.

(2)
As reported on Schedule 13G/A filed with the SEC on February 10, 2012, BlackRock, Inc. beneficially owned 15,634,339 shares of our common stock, representing 7.68% of our outstanding common stock as of December 31, 2011. The address of the principal business office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)
As reported on Schedule 13G/A filed with the SEC on February 9, 2012, Morgan Stanley beneficially owned 12,636,390 shares of our common stock, representing 6.20% of our outstanding common stock as of December 31, 2011. Of such shares, Morgan Stanley has sole voting power for 12,087,643 shares. The address of the principal business office of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(4)
As reported on Schedule 13G filed with the SEC on February 14, 2012, Marsico Capital Management, LLC beneficially owned 11,118,316 shares of our common stock, representing 5.50% of our outstanding common stock as of December 31, 2011. Of such shares, Marsico Capital Management, LLC has sole voting power for 6,119,498 shares. The address of the principal business office of Marsico Capital Management, LLC is 1200 17th Street, Suite 1600, Denver, Colorado 80202.

(5)
As reported on Schedule 13G filed with the SEC on February 14, 2012, FMR LLC beneficially owned 10,249,703 shares of our common stock, representing 5.04% of our outstanding common stock as of December 31, 2011. Of such shares, FMR LLC has sole voting power for 1,160,587 shares. The address of the principal business office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Includes 234,896 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(7)
Includes 93,547 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(8)
Includes 30,196 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(9)
Includes 44,894 shares underlying stock options that are currently exercisable or exercisable within 60 days.

(10)
Includes 41,459 shares underlying stock options that are currently exercisable or exercisable within 60 days and 20 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.

(11)
Includes 25,000 shares held by a personal holding company owned by the director.

(12)
Includes 1,039 shares held indirectly through a retirement savings plan.

(13)
Includes 556,112 shares underlying stock options currently exercisable or exercisable within 60 days, 352 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan, and 1,039 shares held indirectly through a retirement savings plan.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them that no other reports were required, we believe that all persons filed the reports required by Section 16(a) of the Exchange Act on a timely basis during or with respect to 2011, except for Mr. Leemputte who was late in reporting on Form 4 the acquisition of 9, 9, 10, 9 and 8 shares of our common stock on each of January 15, 2010, April 1, 2010, July 1, 2010, October 1, 2010 and January 3, 2011, respectively, in connection with his reinvestment of quarterly dividends paid on our common stock.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board must approve any transactions involving the Company in which any of our directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members has a direct or indirect material interest and where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. In doing so, the Board takes into account, among other factors it deems appropriate:

  •
  The related person's interest in the transaction;

  •
  The approximate dollar value of the amount involved in the transaction;

  •
  The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  Whether the transaction was undertaken in the ordinary course of our business;

  •
  Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  The purpose of, and the potential benefits to us of, the transaction; and

  •
  Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

 EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed with management the disclosures contained in the section entitled "Compensation Discussion and Analysis" of this Proxy Statement. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Members of the Compensation and Management Development Committee,
Howard B. Bernick, Chairman Steven M. Altschuler, M.D. Anna C. Catalano Robert S. Singer

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We believe our executive compensation programs are highly performance oriented and are designed to establish competitive pay levels and recognize performance. The foundation of our program is based on a philosophy that focuses on pay-for-performance, competitive pay and stockholder value creation.

In order to reinforce the Company's performance-driven compensation philosophy, we placed a greater emphasis on long-term incentives beginning in 2011. This resulted in what we refer to as a "leading median" pay objective for our executive officers. Accordingly, we continue to target total cash compensation at the median level of our peer companies and now target long-term incentives at the seventy-fifth percentile. The target and actual compensation level for each executive officer, however, is dependent on his or her experience, time in position, and individual performance which is discussed later in this report. As a result, average total target compensation for our executive officers falls between the fiftieth and seventy-fifth percentiles of our peer group. This compensation strategy helps ensure that the Company remains focused on annual operating excellence while simultaneously building sustainable longer-term enterprise value.

As a result of the Company's focus on performance-based compensation, approximately 75% of total compensation was delivered in the form of variable or "at risk" compensation. As such, our executives accumulate wealth based primarily on the annual and long-term financial success of our Company and the creation of a sustainable return to our stockholders.

In 2011, the Company delivered strong sales and earnings growth. Net sales totaled $3.7 billion, a 17% increase from 2010, and net earnings totaled $508.5 million, a 12% increase from 2010. This strong financial performance was a significant factor in the compensation decisions that were made with respect to our executive officers, including the named executive officers discussed below.

A comparison of the performance of our common stock against the performance of our peers provides another perspective on our overall performance since our initial public offering in February

2009 and is one of several factors that the Compensation and Management Development Committee considered when making its compensation decisions. The following graph compares the cumulative total return (including reinvested dividends) on our common stock since our initial public offering with the performance of the Standard & Poor's 500 Stock Index and our performance peer group: Campbell Soup Company, Colgate-Palmolive Company, General Mills, Inc., H.J. Heinz Company, The Hershey Company, The J.M. Smucker Company, Kellogg Company, McCormick & Company, Incorporated and Sara Lee Corporation.

Comparison of 34-Month Cumulative Total Return
Among Mead Johnson Nutrition Company, the S&P 500 Index
and a Peer Group

*
$100 invested on 2/11/09, in stock or 1/31/09, in index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2011 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

We also have established strong governance mechanisms within our programs and policies. To support strong governance, the Compensation and Management Development Committee's compensation consultant, Aon Hewitt, reports directly to the Committee. With the help of our consultant, the Compensation and Management Development Committee selected a peer group for benchmarking purposes. The Committee carefully monitors both the design of our programs and pay levels. The Committee also reviews its charter each year to ensure that it is fulfilling its responsibilities to our stockholders.

The information below provides more details on our programs, policies and governance. In addition, this Compensation Discussion and Analysis ("CD&A") discusses the total compensation for each of our Named Executive Officers:

  •
  Stephen W. Golsby—our President and Chief Executive Officer;

  •
  Peter G. Leemputte—our Executive Vice President and Chief Financial Officer;

  •
  Peter Kasper Jakobsen—our Executive Vice President and Chief Operating Officer;

  •
  Charles M. Urbain—our Senior Vice President, Stakeholder Relations and Chief Development Officer; and

  •
  William C. P'Pool—our Senior Vice President, General Counsel and Secretary.

This CD&A explains how our compensation program was designed and how it operated with respect to the Named Executive Officers in 2011. This CD&A first describes our executive compensation philosophy and then details the process for the decisions made with respect to the 2011 compensation of the Named Executive Officers. This includes a discussion of each Named Executive Officer's performance during 2011, as well as the principal components of their 2011 compensation and other benefits provided to them. Finally, this CD&A describes several of our key corporate governance policies covering executive compensation.

Executive Compensation Philosophy

Our executive compensation philosophy is based on three core elements: (1) pay for performance, (2) stockholder value creation and (3) competitive pay. Each of these elements is described below.

Pay for Performance

We structure our compensation program to align the interests of our senior executives with the interests of our stockholders. We believe that an employee's compensation should be tied directly to helping us achieve our mission, execute our strategy and deliver value to our stockholders. We also believe that a significant amount of compensation should be long-term and at risk. Therefore, a significant part of each executive's pay depends on the Company's performance and his or her performance measured against financial and operational objectives, and a substantial portion is delivered in the form of equity awards that tie the executive's compensation directly to creating stockholder value.

Stockholder Value Creation

Our compensation plans are designed to increase the value we deliver to our stockholders. We achieve this in the design, metrics and oversight of the plans by the Compensation and Management Development Committee. While managing risk, we believe that investing for the growth and profitability of our brands and business is critical to the long-term success of our Company. Our compensation plans are designed to reinforce this and to make sure we are appropriately investing in our future. The strong linkage of our programs to stockholder value creation and operational excellence helps align the return that stockholders receive for their investment in our Company with the rewards that our leaders receive for helping to create that outcome.

Competitive Pay

We believe that a competitive compensation program is an important tool to help attract and retain talented employees. In 2011, we targeted a leading median pay objective whereby total target cash compensation was established at the median of our peer group and long-term incentives were targeted at the seventy-fifth percentile. However, each executive officer has a target level of pay commensurate with his or her experience, time in position, and performance. As a result, total target compensation generally ranges between the fiftieth and seventy-fifth percentiles of our peer group and is a function of both corporate and individual performance.

Targeted pay is delivered only upon the Company achieving pre-established target performance objectives. As Company or individual performance fluctuates above or below targeted levels, our executives' pay will fluctuate above or below our pay objective. By providing compensation that is competitive with our peer companies, we enhance our ability to recruit new talent and retain the talent that we need to continue to build and lead our business over the long term.

In addition, our compensation program is also designed with the following principles in mind:

  •
  To pay employees equitably relative to one another based on the work they do, the capabilities and experience they possess and the performance they demonstrate;

  •
  To promote a nondiscriminatory work environment that enables us to leverage the diversity of thought that comes with a diverse global workforce;

  •
  To motivate executives to deliver high performance with integrity; and

  •
  To continue to focus on good corporate governance practices by implementing compensation best practices and corporate policies, several of which are described in greater detail under "—Corporate Governance Policies Covering Executive Compensation" beginning on page 46.

Compensation Program Design

This section will explain how we determined the design of the 2011 executive compensation program as it relates to the Named Executive Officers.

Role of the Compensation and Management Development Committee

The Compensation and Management Development Committee is responsible for reviewing the executive compensation strategy and philosophy for our organization. Furthermore, the Compensation and Management Development Committee reviews and approves individual compensation packages for our most senior executives and reviewed and approved 2011 annual incentive award goals and payouts to each of the Named Executive Officers, as described under "—Annual Incentive Awards" below. In the case of compensation for individuals below the most senior level, the Compensation and Management Development Committee delegated certain authority to members of management to make determinations in accordance with guidelines established by the Compensation and Management Development Committee.

Interaction between Executive Officers and the Compensation and Management Development Committee

The Chief Executive Officer and Chief Financial Officer are involved in recommending the performance targets that are used for the annual and long-term incentive programs, subject to Compensation and Management Development Committee review and approval. In addition, the Senior Vice President of Human Resources works with the Compensation and Management Development Committee, its compensation consultant and senior management to: (i) ensure that the Compensation and Management Development Committee is provided with the appropriate information to make its decisions; (ii) propose recommendations for Compensation and Management Development Committee consideration and action; and (iii) communicate those decisions to senior management for implementation.

Role of the Compensation Consultants

The Compensation and Management Development Committee retained Aon Hewitt as its compensation consultant. Aon Hewitt reports directly to the Compensation and Management Development Committee, and the Compensation and Management Development Committee directly oversees the fees paid for these services provided by Aon Hewitt. The Compensation and Management Development Committee instructs Aon Hewitt to give it advice, independent of management, and to provide such advice for the benefit of our Company and our stockholders. Aon Hewitt assisted the Compensation and Management Development Committee by providing the following services in 2011:

  •
  Participating in the design and development of our executive compensation program for 2011;

  •
  Providing competitive benchmarking and market data analysis, including identifying the companies comprising our peer group;

  •
  Assessing the pay for performance relationship of the executive compensation plans;

  •
  Providing recommendations for the compensation of our most senior executives, including Mr. Golsby; and

  •
  Attending all of the Compensation and Management Development Committee's meetings.

Aon Hewitt has developed safeguards to promote the independence of its executive compensation consulting advice. These independence policies include: (i) strong confidentiality requirements, a code of conduct and a strict policy against investing in client organizations; (ii) management of multiservice client relationships by separate account executives; (iii) clearly defined engagements with compensation committees that are separate from any other services provided; (iv) formal segregation of executive compensation services into a separate business unit; (v) no incentives for cross-selling of services and no compensation rewards based on other results; (vi) no offers of more favorable terms for companies that retain Aon Hewitt for additional services; and (vii) consulting work limited to boards, compensation committees and companies, with no representation of individual executives in any capacity.

As Aon Hewitt is a leading, global human resources consultancy, the Company also retains Aon Hewitt both in certain ongoing roles and on an as-needed basis. In 2011, Aon Hewitt received $181,690 in fees for its work done on behalf of the Compensation and Management Development Committee and an additional $778,294 for other consulting and actuarial services done on behalf of the Company at the request of management. The Committee was advised in 2011 of the work that Aon Hewitt does for the Company but did not specifically approve these other services. The Committee, however, is comfortable that the additional fees paid to Aon Hewitt do not represent a conflict of interest for Aon Hewitt.

Peer Group Analysis

For 2011, our executive compensation program sought to provide target total compensation between the median and seventy-fifth percentile, or leading median, of a designated peer group of U.S.-based multinational companies when targeted levels of performance were achieved. We review competitive pay levels to maintain our compensation program guidelines on an annual basis (i.e., our salary structure, the leveling of our positions, our annual target bonus levels and our long-term incentive award guidelines). We also use competitive pay levels to help determine individual pay decisions. Paying at or above the competitive median in 2011 based on the Company's strong performance allowed us to attract and retain talent, while also enabling us to maintain a competitive cost base with respect to compensation expense and performance.

Based on Aon Hewitt's analysis and recommendation, the Compensation and Management Development Committee used the following peer group of companies for competitive benchmarking of our compensation program:

Allergan, Inc.	Herbalife Ltd.
Campbell Soup Company	The Hershey Company
Chiquita Brands International Inc.	H.J. Heinz Company
Church & Dwight Co., Inc.	The J.M. Smucker Company
The Clorox Company	Kellogg Company
Colgate-Palmolive Company	Mattel Inc.
Corn Products International Inc.	McCormick & Company, Incorporated
Del Monte Foods Company	Molson Coors Brewing Company
Energizer Holdings, Inc.	Sara Lee Corporation
The Estée Lauder Companies Inc.	The Sherwin-Williams Company
Hain Celestial Group Inc.	TreeHouse Foods, Inc.
Hanesbrand Inc.	Tupperware Brands Corporation
Hasbro Inc.

We believe this peer group of 25 companies was appropriate given the nature of the consumer products industry. The companies were chosen for a variety of reasons, including: comparability in size in terms of revenue and market capitalization; global business footprint; and strategic characteristics specific to the food and beverage and consumer products industries. We also considered whether a peer group company competed directly with us for executive talent. We annually review the composition of our peer group and make changes when appropriate. We believe it is critical to pay executives at a competitive level relative to this peer group in order to attract and retain the talent we need; therefore, for 2011, we targeted total compensation for our executives, including the Named Executive Officers, at the leading median of our peer group.

Risk Considerations

The Compensation and Management Development Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the Compensation and Management Development Committee include:

  •
  the general design philosophy of our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  whether any material adjustments need to be made to our compensation policies and practices as a result of any changes in our risk profile.

The Compensation and Management Development Committee believes the risks arising from our executive compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation and Management Development Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the multiple performance goals relate directly to the business plan approved by the Board and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives. This evaluation is completed annually by the Committee.

2011 Stockholder Advisory Vote on Executive Compensation

The Compensation and Management Development Committee reviewed the results of the 2011 stockholder advisory vote on our executive compensation and believes that having 97.6% of the votes cast for approval of our executive compensation confirms that the actions and policy decisions reflected in last year's proxy statement were appropriate. After considering this approval, the Compensation and Management Development Committee concluded that no additional actions should be taken beyond those that were part of the normal recurring activity described in this Compensation Discussion and Analysis.

Determining the Individual Compensation of Named Executive Officers for 2011

For 2011, our executive compensation program was designed to provide value to the executive based on (i) the extent to which (a) our performance versus annual budgeted financial targets, (b) longer-term financial performance and (c) total return to our stockholders (stock price appreciation plus dividends) met, exceeded or fell short of expectations and (ii) individual performance. We believe this approach, with our emphasis on long-term compensation, serves to focus the efforts of our executives on the attainment of sustained long-term growth and profitability for our benefit and the benefit of our stockholders. All elements of executive compensation are reviewed both separately and in the aggregate to ensure that the amount and type of compensation is within appropriate competitive parameters and the program design encourages the creation of long-term stockholder value. When determining individual base salary increases and annual and long-term incentive awards for the Named Executive Officers, other than the Chief Executive Officer, the Compensation and Management Development Committee considered individual performance, as assessed by the Chief Executive Officer, measured against financial and operational objectives that were linked to our business strategy and total stockholder return. The performance of the Chief Executive Officer was assessed directly by the Board.

Performance Management

All of our employees, including our Named Executive Officers, participate in the Company's performance management process. The foundation for the Company's performance management process is based on the Company's Goals and Objectives, which are renewed each year. Each Named Executive Officer has the same goals and objectives with financial and operational measures that are relevant for each of their geographies or functions. These goals and objectives are cascaded down through the organization so that all employees establish measures that are relevant for their position.

The performance management process measures individual performance over the course of the previous year against preset financial and operational performance metrics. The process also assists in ensuring that each executive's compensation is tied to our financial and operational performance and to our stockholder return.

The annual review and assessment under the process is generally conducted in the first month of the year following the relevant performance year. We conducted this review in March 2011 in order to determine 2011 base salary increases and 2011 long-term incentive awards for the Named Executive Officers, as described under "—Base Salaries" and "—Long-Term Incentive Awards". Payout levels pursuant to the 2011 annual incentive awards, as described under "—Annual Incentive Awards" below, were reviewed and approved by the Compensation and Management Development Committee in March 2012, and are reflected in the table on page 37.

Mr. Golsby's performance against predetermined objectives was assessed by the Board of Directors in executive session with no members of management present. The Board reviewed year-end financial results and a summary of other financial and operational results. Mr. Golsby reviewed and assessed the performance of each of Messrs. Leemputte, Urbain, Jakobsen and P'Pool against financial and operational objectives set at the beginning of 2011.

Performance Results

Listed below are the key performance results against the 2011 performance objectives for each of the Named Executive Officers. The Compensation and Management Development Committee used these results as the basis for making individual compensation decisions for 2011, as further described below.

Stephen W. Golsby:    Mr. Golsby, our President and Chief Executive Officer, provided effective leadership of the Company and delivered exceptional growth and operating and financial performance in 2011. We achieved this performance while completing our transition to full separation from our former parent, building internal capabilities and pursuing strategic growth initiatives. The Company's strong financial performance included growth in revenues and earnings significantly ahead of historical rates as well as record productivity. Growth in the Asia and Latin America businesses was particularly strong, fueled by market share gains in China and Hong Kong. The Company also recorded an increase in market share and modest revenue growth in the challenged U.S. market, largely through the effectiveness of product and packaging innovations. Our sustained R&D investments, the opening of the Pediatric Nutrition Institutes in China and Mexico along with our planned investments in manufacturing and R&D in Singapore have further positioned the organization for continued global growth and brand leadership. Throughout 2011, Mr. Golsby continued to place high priority on the development and acquisition of leadership talent and to assure a culture of innovation, performance, integrity and accountability.

Peter G. Leemputte:    Mr. Leemputte, our Executive Vice President and Chief Financial Officer, provided effective financial leadership across our global business, helping to assure profitable growth while maintaining appropriate financial controls. Mr. Leemputte helped drive the strategic plan to deliver superior operating results on a sustained basis and lay a solid foundation for the profitable global expansion of the business, including the effective financial analysis for an expansion of manufacturing capacity in Asia. Mr. Leemputte also led the successful transition from our former parent company's infrastructure and systems to stand-alone status. Through financial governance of operational performance and cost management, along with a strong investor relations program, Mr. Leemputte significantly contributed to our strong stock growth and attractive shareholder returns.

Peter Kasper Jakobsen:    Mr. Jakobsen, our Executive Vice President and Chief Operating Officer, delivered strong operating results in 2011 as our President of The Americas prior to his recent promotion to his current role. As President of The Americas, Mr. Jakobsen helped achieve strong performance across the Americas through innovation and the effective execution of focused growth strategies. The Latin America business has become a strong pillar of our global business with significant momentum and potential for further growth. In addition to developing a strong innovation and brand development plan for the enterprise, he attracted several high-performing leaders to the business and provided meaningful developmental opportunities for existing talent.

Charles M. Urbain:    Mr. Urbain, our Senior Vice President, Stakeholder Relations and Chief Development Officer, delivered strong operating results in 2011 in his prior role as our President of Asia and Europe. The growth in our China and Hong Kong business reached record levels and was underpinned by gains in market share delivered through executional excellence of operational plans and a systematic city expansion project. Our European business was impacted by weak market fundamentals, but Mr. Urbain successfully led the transition to our new distribution model and IT infrastructure previously integrated with our former parent company, which helps to position the region for greater operational effectiveness and performance. Mr. Urbain also played a critical leadership role in the development of our plans for manufacturing and R&D infrastructure investment in Asia to support sustained growth and continued to build leadership talent across his regions.

William C. P'Pool:    Mr. P'Pool, our Senior Vice President, General Council and Secretary, provided highly effective leadership to our legal, compliance and corporate secretarial functions. He contributed positively to the development of our strategies through the timely support, effective contract negotiation and implementation of various business development opportunities. Legal operations were well managed to ensure that they were both effective and responsive to business needs while being consistent with our standards and values. Mr. P'Pool continued to provide opportunities for our Board's education on emerging governance matters and assured the proper oversight of key potential risks for the business in support of our growing Company's needs and challenges.

Principal Components of the 2011 Compensation Program for Named Executive Officers

The main components of the 2011 executive compensation program included:

  •
  Base Salary;

  •
  Annual Incentive Awards;

  •
  Long-Term Incentive Awards:

  •
  Long-Term Performance Share Awards;

  •
  Stock Option Awards; and

  •
  Restricted Stock Unit Awards.

The following chart shows the approximate 2011 target compensation mix, on an aggregate basis, for the main components of Named Executive Officer compensation, based on targeted compensation for each of the Named Executive Officers:

Target Compensation Mix

This target mix supports the core elements of our executive compensation philosophy by emphasizing long-term incentives while providing competitive short-term components. The following discussion explains how each of these pay components was determined and describes the specific pay decisions that were made in 2011 with respect to the Named Executive Officers.

Base Salaries

The base salaries of executives are determined based primarily upon the pay levels of comparable positions within our peer group and the unique qualifications and experience of the individual executive. When awarded, merit increases for these executives are determined based upon both the performance of an individual, their position relative to the market data, and our merit increase budget in a given year. Management reviews results of surveys that forecast what other companies' salary increase budgets will be and sets the annual salary increase budgets based upon such forecasts, along with business performance and economic conditions. In addition, salary adjustments may be granted when executives assume significant increases in responsibility, achieve outstanding accomplishments, exceed performance expectations or if they are determined to be below the market data based on the peer group analysis.

In 2011, our budget for merit increases for employees in the U.S. was 3% of current salaries based on benchmark data. Individual merit increases, however, varied based on performance and the employee's position in salary grade or relative to market data. Of those Named Executive Officers receiving a merit increase, the average increase was 3.1%. Mr. Golsby did not receive an increase to his salary in 2011. However, an additional salary adjustment of 10.6% was provided to Mr. P'Pool to bring him closer to the benchmark for his position.

Annual Incentive Awards

Annual incentive awards under the 2009 Senior Executive Performance Incentive Plan are designed to reward executives for achieving annual financial and operational goals and to reward their individual performance, consistent with our pay-for-performance philosophy. An executive's annual incentive target award is a percentage of the individual's base salary as determined by the individual's job level. For 2011, these annual incentive target awards were based on an analysis of the median of our peer group and are reviewed annually.

For 2011, each executive's annual incentive target was adjusted for corporate performance, which was determined as follows:

  •
  40% of the adjustment was based on our performance measured against net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2011 Net Sales Goal"),

  •
  25% of the adjustment was based on our performance measured against target diluted earnings per share, as adjusted for specified items net of taxes (the "2011 EPS Goal"),

  •
  25% of the adjustment was based on our performance measured against target earnings before interest, taxes, depreciation and amortization, excluding the impact of specified items (the "2011 EBITDA Goal"), and

  •
  10% of the adjustment was based on our performance measured against working capital (inventories, trade accounts receivable, and accounts payable) expressed as a percentage of net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2011 Operating Capital Goal").

The 2011 EBITDA Goal was added as a performance measure in 2011 because it provides a more direct measure of the Company's operating performance (excluding taxes).

Goal	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.408 billion	$3.581 billion	105.1%	200.0%
EPS Goal	25%	$2.62	$2.79	106.5%	191.3%
EBITDA Goal	25%	$896 million	$943 million	105.2%	200.0%
Operating Capital Goal	10%	9.0%	9.2%	97.8%	94.0%
Combined	100%				187.2%

Although the 2011 achievement was 187.2%, the Compensation and Management Development Committee approved a final combined payout of 170.0% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for our significant global performance. Performance at the threshold level of performance yielded a payout of 40% of target, achievements below the threshold level yielded no payout and achievement at levels at or above the exceeding level of performance yielded a maximum payout of 200%. Our performance measured against these goals was used to adjust each participant's target annual incentive award for 2011. Each participant's incentive award payout was then based on the individual's performance relating to the achievement of specific financial and operational goals, as described under "—Determining the Individual Compensation of Named Executive Officers for 2011—Performance Results". The 2011 bonuses for the Named Executive Officers were paid at a level ranging from 100% to 105% of each participant's adjusted target annual incentive award.

On March 2, 2012, the Compensation and Management Development Committee met and approved 2011 annual incentive award payouts under the 2009 Senior Executive Performance

Incentive Plan. For 2011, actual annual incentives paid to the Named Executive Officers under the 2009 Senior Executive Performance Incentive Plan were as follows:

Name	Target Annual Incentive	Adjusted Target*	Actual Annual Incentive**
Mr. Golsby	$1,150,000	$1,955,000	$2,000,000
Mr. Leemputte	$487,688	$829,070	$830,000
Mr. Jakobsen	$366,450	$622,965	$654,000
Mr. Urbain	$364,875	$620,288	$652,000
Mr. P'Pool	$236,438	$401,945	$422,000

*
Adjusted to reflect corporate performance result of 170.0% of target. Although the 2011 achievement was 187.2%, the Compensation and Management Development Committee approved a final combined payout of 170.0% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for the Company's significant global performance.

**
Adjusted to reflect individual performance; maximum award is limited to the lesser of 200% of base salary or 200% of target annual incentive.

These actual payout amounts shown above are also reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Long-Term Incentive Awards

Long-term incentives are designed to tie executive interests to the interests of stockholders. The ultimate value of long-term incentive awards is determined by stock price, which provides a direct link to the creation of stockholder value. In addition, our long-term incentive award program is designed to reward individual performance, as the amount of long-term incentive awards granted can vary based on individual performance. During 2011, we used three long-term incentive award vehicles, each of which served a different purpose.

  •
  Long-term performance share awards to reward the achievement of financial objectives;

  •
  Stock option awards to reward the creation of stockholder value and growth; and

  •
  Restricted stock unit awards to enhance the retention component of our programs.

The following chart shows the 2011 mix of the long-term incentive awards for each of the Named Executive Officers:

Mix of Long-Term Incentive Awards

As indicated in the chart above, we typically grant 40% of long-term incentive awards in the form of stock options, 40% in the form of long-term performance shares and 20% in the form of restricted stock units. We believe that this mix of long-term incentive awards provides an appropriate balance between linking the compensation of our executives directly to the creation of growth in stockholder value and enhancing the retention aspect of our total compensation program.

We typically make annual grants of long-term incentive awards in late February or early March to coincide with meetings of the Compensation and Management Development Committee and the full Board. We believe that consistent timing of equity award grants is a good corporate governance practice that reduces the risk in selecting a grant date with a preferential stock price. For additional details regarding our policy for granting long-term incentive awards, see "—Corporate Governance Policies Covering Executive Compensation—Equity Grant Practices".

The number of long-term performance shares, stock options, and restricted stock units granted to an employee is determined based on a long-term incentive target value, which varies by grade level. For 2011, the long-term incentive target values for our Named Executive Officers reflected the seventy-fifth percentile of our peer group for this pay component. These target values are reviewed and approved annually. An executive's long-term incentive target value can be reduced to 0% or increased by up to 120% based on the executive's individual performance in the prior year. In 2011, the Named Executive Officers received grants of long-term incentive awards ranging from 91% to 117% of their target value. Once the value of the annual long-term incentive award is determined, the number of performance shares, stock options and restricted share units is calculated based on the mix of long-term incentive awards, as determined by the Compensation and Management Development Committee as illustrated above, and the closing stock price on the date of grant.

The following discussion explains the long-term incentive awards granted under each of the compensation programs that relate to the Named Executive Officers for 2011.

Long-Term Performance Share Awards

In 2011, 40% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of performance share awards under our 2009 Amended and Restated Stock Award and Incentive Plan. This type of award, which is denominated in the form of a target number of performance shares, is based on three-year performance cycles. The target number of performance shares in an executive's award is based on their grade level, market data, and individual performance.

Each three-year performance cycle is separated into three discrete annual performance periods with goals identical to those established within the annual incentive program. Given our brief history as a standalone public company and the continued volatility of the economic environment, we believe that maintaining discrete, annual performance periods for our long-term performance share awards continues to be the most appropriate approach in establishing performance goals. After the completion of each year, the Compensation and Management Development Committee certifies the results for that completed year and establishes new goals for the current year. Share amounts that are awarded for completed annual performance periods are fixed for the duration of the three-year performance cycle but not paid out until the end of the three-year cycle. The following discussion describes each grant of long-term performance share awards held by the Named Executive Officers that was outstanding during 2011.

2009-2011 Award:    In 2009, we granted each of the Named Executive Officers a 2009-2011 award that vested and was paid out upon completion of the three-year cycle in 2011.

For the 2009 portion of the award:

  •
  25% of the award payout was based on our performance measured against net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2009 Net Sales Goal"),

  •
  50% of the award payout was based on our performance measured against target diluted earnings per share, as adjusted for specified items net of taxes (the "2009 EPS Goal"), and

  •
  25% of the award payout was based on our performance measured against working capital (inventories, trade accounts receivable, and accounts payable) plus capital expenditures expressed as a percentage of net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2009 Operating Capital Goal").

The 2009 Net Sales Goal was $2.895 billion, the 2009 EPS Goal was $1.91 and the 2009 Operating Capital Goal was 17.5%. For the 2009 portion of the award, an achievement of 80% on a given performance measure yielded a payout of 40% of target for that portion of the award, achievement below 80% yielded no payout and achievement levels of 115% or higher yielded a maximum payout of 165% for that portion of the award.

For the 2010 portion of the award:

  •
  40% of the award payout was based on our performance measured against net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2010 Net Sales Goal"),

  •
  40% of the award payout was based on our performance measured against target diluted earnings per share, as adjusted for specified items net of taxes (the "2010 EPS Goal"), and

  •
  20% of the award payout was based on our performance measured against working capital (inventories, trade accounts receivable, and accounts payable) expressed as a percentage of net sales, excluding the impact of specified items and the effect of changes in foreign currency exchange rates (the "2010 Operating Capital Goal").

The 2010 Net Sales Goal was $3.106 billion, the 2010 EPS Goal was $2.40 and the 2010 Operating Capital Goal was 12.0%. For the 2010 portion of the award, performance at the threshold level of performance yielded a payout of 40% of target for that portion of the award, achievement below the threshold level yielded no payout and achievement levels at or above the exceeding level of performance yielded a maximum payout of 165% for that portion of the award.

For the 2011 portion of the award:

  •
  40% of the award payout was based on our performance measured against the 2011 Net Sales Goal,

  •
  25% of the award payout was based on our performance measured against the 2011 EPS Goal,

  •
  25% of the award payout was based on our performance measured against the 2011 EBITDA Goal, and

  •
  10% of the award payout was based on our performance measured against the 2011 Operating Capital Goal.

The 2011 Net Sales Goal was $3.408 billion, the 2011 EPS Goal was $2.62, the 2011 EBITDA Goal was $896 million, and the 2011 Operating Capital Goal was 9.0%. For the 2011 portion of the award, performance at the threshold level of performance yielded a payout of 40% of target for that portion of the award, achievement below the threshold level yielded no payout and achievement levels at or above the exceeding level of performance yielded a maximum payout of 200% for that portion of the award.

Below are the achievement levels for each year of the 2009-2011 performance cycle as they relate to the Named Executive Officers:

2009	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	25%	$2.895 billion	$2.803 billion	96.8%	94.1%
EPS Goal	50%	$1.91	$2.08	108.9%	132.5%
Operating Capital Goal	25%	17.5%	16.9%	103.4%	107.0%
Combined	100%				116.5%

2010	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.106 billion	$3.082 billion	99.2%	94.2%
EPS Goal	40%	$2.40	$2.42	100.8%	104.3%
Operating Capital Goal	20%	12.0%	9.0%	125.0%	165.0%
Combined	100%				112.4%

2011	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.408 billion	$3.581 billion	105.1%	200.0%
EPS Goal	25%	$2.62	$2.79	106.5%	191.3%
EBITDA Goal	25%	$896 million	$943 million	105.2%	200.0%
Operating Capital Goal	10%	9.0%	9.2%	97.8%	94.0%
Combined	100%				187.2%

The achievement under the 2009 period was 116.5% and the 2010 achievement was 112.4%. Although the 2011 achievement was 187.2%, the Compensation and Management Development Committee approved a final combined payout of 170.0% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for our significant global performance. Each payout factor applies to one-third of the target award only. Upon completion of the three-year cycle, award earnings on each one-third of the award were calculated and a payout was made.

2010-2012 Award:    In 2010, we granted each of the Named Executive Officers a 2010-2012 award that vests and is paid out upon completion of the three-year cycle in 2012.

For the 2010 portion of the award:

  •
  40% of the adjustment was based on our performance measured against the 2010 Net Sales Goal,

  •
  40% of the adjustment was based on our performance measured against the 2010 EPS Goal, and

  •
  20% of the adjustment was based on our performance measured against the 2010 Operating Capital Goal.

The 2010 Net Sales Goal was $3.106 billion, the 2010 EPS Goal was $2.40 and the 2010 Operating Capital Goal was 12.0%. For the 2010 portion of the award, performance at the threshold level of performance yielded a payout of 40% of target for that portion of the award, achievement below the threshold level yielded no payout and achievement levels at or above the exceeding level of performance yielded a maximum payout of 165% for that portion of the award.

For the 2011 portion of the award:

  •
  40% of the adjustment was based on our performance measured against the 2011 Net Sales Goal,

  •
  25% of the adjustment was based on our performance measured against the 2011 EPS Goal,

  •
  25% of the adjustment was based on our performance measured against the 2011 EBITDA Goal, and

  •
  10% of the adjustment was based on our performance measured against the 2011 Operating Capital Goal.

The 2011 Net Sales Goal was $3.408 billion, the 2011 EPS Goal was $2.62, the 2011 EBITDA Goal was $896 million, and the 2011 Operating Capital Goal was 9.0%. For the 2011 portion of the award, performance at the threshold level of performance yielded a payout of 40% of target for that portion of the award, achievement below the threshold level yielded no payout and achievement levels at or above the exceeding level of performance yielded a maximum payout of 200% for that portion of the award.

Below are the achievement levels for the first and second years of the 2010-2012 performance cycle as they relate to the Named Executive Officers:

2010	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.106 billion	$3.082 billion	99.2%	94.2%
EPS Goal	40%	$2.40	$2.42	100.8%	104.3%
Operating Capital Goal	20%	12.0%	9.0%	125.0%	165.0%
Combined	100%				112.4%

2011	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.408 billion	$3.581 billion	105.1%	200.0%
EPS Goal	25%	$2.62	$2.79	106.5%	191.3%
EBITDA Goal	25%	$896 million	$943 million	105.2%	200.0%
Operating Capital Goal	10%	9.0%	9.2%	97.8%	94.0%
Combined	100%				187.2%

The achievement under the 2010 period was 112.4%. Although the 2011 achievement was 187.2%, the Compensation and Management Development Committee approved a final combined payout of 170.0% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for our significant global performance. The payout on the 2010 and 2011 portions of the award is fixed, but will not be paid until the completion of the three-year cycle. In year three of the performance cycle, another one-third of the target award will be tied to 2012 annual targets. Each payout factor applies to one-third of the target award only. Upon completion of the three-year cycle, award earnings on each one-third of the award will be calculated and a payout will be made.

2011-2013 Award:    In 2011, we granted each of the Named Executive Officers a 2011-2013 award that vests and is paid out upon completion of the three-year cycle in 2013.

For the 2011 portion of the award:

  •
  40% of the adjustment was based on our performance measured against the 2011 Net Sales Goal,

  •
  25% of the adjustment was based on our performance measured against the 2011 EPS Goal,

  •
  25% of the adjustment was based on our performance measured against the 2011 EBITDA Goal, and

  •
  10% of the adjustment was based on our performance measured against the 2011 Operating Capital Goal.

The 2011 Net Sales Goal was $3.408 billion, the 2011 EPS Goal was $2.62, the 2011 EBITDA Goal was $896 million, and the 2011 Operating Capital Goal was 9.0%. For the 2011 portion of the award, performance at the threshold level of performance yielded a payout of 40% of target for that portion of the award, achievement below the threshold level yielded no payout and achievement levels at or above the exceeding level of performance yielded a maximum payout of 200% for that portion of the award.

Below are the achievement levels for the first year of the 2011-2013 performance cycle as they relate to the Named Executive Officers:

2011	Weighting	Target	Actual	Achievement	Payout
Net Sales Goal	40%	$3.408 billion	$3.581 billion	105.1%	200.0%
EPS Goal	25%	$2.62	$2.79	106.5%	191.3%
EBITDA Goal	25%	$896 million	$943 million	105.2%	200.0%
Operating Capital Goal	10%	9.0%	9.2%	97.8%	94.0%
Combined	100%				187.2%

Although the 2011 achievement was 187.2%, the Compensation and Management Development Committee approved a final combined payout of 170.0% in order to strike a proper balance between rewarding individual contributions and appropriately rewarding all plan participants for our significant global performance. The payout on the 2011 portion of the award is fixed, but will not be paid until the completion of the three-year cycle. In year two of the performance cycle, another one-third of the target award will be tied to 2012 annual targets, and the final one-third of the award will be tied to 2013 annual targets. Each payout factor applies to one-third of the target award only. Upon completion of the three-year cycle, award earnings on each one-third of the award will be calculated and a payout will be made.

Stock Option Awards

Stock options provide for the right of an executive to purchase shares of Company stock in the future based on a fixed price established on the date of grant. As such, we believe stock options are inherently performance-based as the option has value to the executive only in the case that the stock price increases over time. If the stock price does not increase above the grant price, the executive will realize no value from the award. More details on the practices of granting stock options can be found under "—Equity Grant Practices".

In 2011, 40% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of stock options under the 2009 Amended and Restated Stock Award and Incentive Plan as an incentive to create long-term stockholder value. The stock option awards granted in 2011 will vest 33.3% each year on the first, second and third anniversaries of the grant date.

Restricted Stock Unit Awards

Restricted stock units provide for the right of an executive to receive shares of Company stock upon the attainment of continuous employment through the vesting schedule. If the executive does not meet the employment conditions specified in the award agreement, the executive will forfeit the award.

In 2011, 20% of each Named Executive Officer's and other senior executives' long-term incentive awards were granted in the form of restricted stock units under the 2009 Amended and Restated Stock Award and Incentive Plan. Restricted stock units are awarded not only to help support the creation of stockholder value but also to enhance the retention of our executives. As such, awards granted to our Named Executive Officers will not vest until the fourth anniversary of the grant date.

Individual Compensation Arrangements

Generally, we have no employment contracts with our executives, unless required by local law or practice. We have not entered into an employment agreement with any of the Named Executive Officers.

Other Elements of 2011 Compensation

In addition to the components set forth above, our senior executives, including each of the Named Executive Officers, were entitled to participate in the following programs in 2011:

  •
  Post-Employment Benefits:

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  Qualified and Non-Qualified Retirement Plans;

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  Qualified and Non-Qualified Savings Plans;

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  Severance Plan;

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  Change in Control Severance Plan;

  •
  Limited Perquisites; and

  •
  General Employee Benefits.

Post-Employment Benefits

We offer certain plans that provide compensation and benefits to employees, including, in 2011, the Named Executive Officers, upon their retirement or if their employment is otherwise terminated. These plans are periodically reviewed by the Compensation and Management Development Committee to ensure that they are consistent with current competitive practice. The plans offered are common within our peer group and enhance our ability to attract and retain key talent.

Qualified and Non-Qualified Retirement Plans:    During 2011, each of the Named Executive Officers participated in our defined benefit plans for U.S. employees, which provide income for employees following retirement. The Retirement Income Plan is a tax-qualified plan, as defined under Internal Revenue Service ("IRS") regulations, and the Benefit Equalization Plan—Retirement Plan is a non-qualified plan that provides pension benefits above those allowed under the pay limits for tax-qualified plans. All of our U.S. employees are eligible for the qualified plan if they work at least 1,000 hours per year, and employees who participated in the 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. The Summary Compensation Table reflects the increase in 2011 in the actuarial value of these benefits under each of these plans. Accrued benefits for each of the Named Executive Officers, determined as of December 31, 2011, are provided in the Pension Benefits Table.

Qualified and Non-Qualified Savings Plans:    During 2011, each of the Named Executive Officers participated in our savings plans for U.S. employees, which allow employees to defer a portion of their base salary and bonus and to receive matching contributions from us to supplement their income in retirement. The Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under IRS regulations, and the Benefit Equalization Plan—Savings Plan is a non-qualified deferred compensation plan that allows employees to defer a portion of their base salary and bonus and to receive matching contributions from us in excess of the contributions allowed under the Retirement Savings Plan. The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. All of our U.S. employees are eligible to participate in the qualified plan, and employees who participated in the qualified plan who participate in the 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceeds the IRS qualified plan limits are eligible for the non-qualified plan. The Summary Compensation Table reflects our contributions to these plans during 2011. The Non-Qualified Deferred Compensation table provides more detail on the Benefits Equalization Plan—Savings Plan.

Severance Plan:    The Mead Johnson & Company, LLC Senior Executive Severance Plan provides a competitive level of severance protection for certain senior executives to help us attract and retain key talent necessary to run our Company. This plan covers nine executives, including, in 2011, the Named Executive Officers. The plan provides for basic severance benefits equal to four weeks of base salary. Additional severance benefits are calculated based on a fixed multiple of pay and will consist of 2.0 times base salary for Mr. Golsby and 1.5 times base salary for Messrs. Jakobsen, Leemputte and Urbain. Other senior executives, including Mr. P'Pool, are entitled to severance benefits between 1.0 to 1.5 times base salary. The plan also provides for payment of a pro rata bonus, continuation of medical, dental and life insurance coverage under certain circumstances, continuation of employee assistance benefits and outplacement services for a period of time following termination. The amount of benefits under the plan for U.S. expatriates may be reduced by severance payments payable under local law and tax equalization payments payable to the individual. The value of the severance benefits for the Named Executive Officers, determined as if employment terminated on December 31, 2011, is shown below under "—Potential Payments Upon Termination or Change in Control".

Change in Control Severance Plan:    The Mead Johnson & Company, LLC Executive Change in Control Severance Plan enables management to evaluate and support potential transactions that might be beneficial to stockholders even though the result would be a change in control of our Company. The plan contains a "double-trigger", which means that benefits are triggered upon a covered executive's involuntary termination of employment with us other than for cause or by the covered executive's termination of employment for good reason, in either case during the two-year period following the date of a change in control. The plan provides that treatment of equity awards in the event of a change in control are governed by the terms of the applicable equity award agreement.

The amount of a covered executive's severance pay is based on the executive's position. The following table describes each Named Executive Officer's tier and the corresponding severance benefits payable upon an applicable termination event.

Name	Tier	Amount of Severance Pay
Mr. Golsby	1	3.0 times base salary and bonus
Mr. Leemputte	2	2.0 times base salary and bonus
Mr. Jakobsen	2	2.0 times base salary and bonus
Mr. Urbain	2	2.0 times base salary and bonus
Mr. P'Pool	2	2.0 times base salary and bonus

The Compensation and Management Development Committee periodically reviews the benefits provided under the plan to ensure they meet our needs and, with Aon Hewitt's assistance, to ensure that the benefits are within competitive parameters. The Company is restricted in its ability to amend the plan during the two-year period following a change in control.

Executives who have been designated as eligible for benefits by the Compensation and Management Development Committee but who are not a Tier 1 executive or a Tier 2 executive will receive an amount equal to one or one and a half times base salary and bonus. The plan also provides for continued medical, dental and life insurance coverage under certain circumstances, continuation of employee assistance benefits, outplacement services, financial planning services for varying periods of time (and at varying levels) following termination, expatriation and repatriation benefits and an additional supplemental retirement benefit based on the amount of severance under the plan. However, the plan does not provide excise tax gross-ups to any executive.

As of December 31, 2011, 22 executives were covered by the plan. The value of these benefits for each of the Named Executive Officers, determined as if employment terminated on December 31, 2011, is provided under "—Potential Payments Upon Termination or Change in Control".

Limited Perquisites

We maintain an expatriate program that provides expatriate benefits to our employees who accept expatriate assignments. Our executive officers, including the Named Executive Officers, are entitled to the same benefits under the Company's expatriate program as other Company employees. Under the Company's expatriate program, such benefits include making tax equalization payments on behalf of (or to) expatriate employees who, as a result of their expatriate assignment, incur tax liabilities in excess of what they would have incurred had they not accepted the expatriate assignment. In 2011, Mr. Urbain participated in this program but did not incur any excess tax liabilities.

Except for the benefits provided under the Company's expatriate program, perquisites, if any, for individual Named Executive Officers in 2011 were less than $10,000.

General Employee Benefits

We maintain medical and dental insurance, accidental death insurance and disability insurance for all of our employees. The Named Executive Officers are eligible to participate in the same welfare benefit plans as our other employees and are covered by the same vacation, leave of absence and similar policies.

Tax Implications of Executive Compensation Program

It is our intention that amounts payable under the 2009 Senior Executive Performance Incentive Plan, gains from stock option awards and long-term performance share awards will be fully deductible "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, we reserve the right to make awards that are not treated as "performance-based" compensation under Section 162(m) of the Code and, as such, may not be fully deductible under Section 162(m). More specifically, compensation attributable to the vesting of restricted stock unit awards is not "performance-based" under Section 162(m) of the Code.

Corporate Governance Policies Covering Executive Compensation

Stock Ownership and Retention Guidelines for Executive Officers

We have stock ownership and retention guidelines for our executive officers. Our guidelines require that Mr. Golsby hold shares of our common stock with a value of five times his base salary and that other senior executives, including each of our Named Executive Officers, hold shares of our common stock with a value of three times their base salary. In addition, certain other officers of the Company who participate in the Change in Control Severance Plan are required to hold shares of our common stock with a value of one time their base salary. Until these stock ownership retention amounts are attained, the executive may not sell any shares acquired following any option exercises or vesting of stock (except to satisfy tax withholding requirements).

Equity Grant Practices

The following describes our practices regarding equity grants to our employees.

Approval of Awards

Awards granted to our Chief Executive Officer, executive officers and other senior executives and employees are approved by the Compensation and Management Development Committee.

The Compensation and Management Development Committee has provided a limited delegation of authority to the Chief Executive Officer and Senior Vice President, Human Resources to make grants of equity at times other than the annual grant within certain limits. These grants are used primarily in the case of new hires or promotions.

Grant Effective Date—Annual Awards

For regularly scheduled annual awards, the grant effective date is the date in late February or early March on which the Compensation and Management Development Committee meets to grant annual awards.

Grant Effective Date—All Other Awards

For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date.

For awards granted to new hires, the grant effective date is the first business day of the month following the employee's hire date, except that if the employee's hire date falls on the first business day of a given month, the grant effective date is the employee's hire date.

In no case whatsoever will the grant effective date precede the approval date of a given award.

Grant Price

The stock option exercise price of any and all stock option awards is the fair market value ("FMV") of our common stock as of the option grant effective date.

FMV is defined under the stockholder-approved stock incentive plan pursuant to which the award is granted. Under the plan currently in effect, the 2009 Amended and Restated Stock Award and Incentive Plan, FMV equals the closing price of our common stock on the New York Stock Exchange on the date of grant.

Clawback Provisions

We have a policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation by the Compensation and Management Development Committee, determines that, as a result of a restatement of our financial statements or an act of malfeasance of office, an executive has received more compensation than would have been paid absent the action(s) or the incorrect financial statements, the Board, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement or improper action and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, (ii) causing the partial or full cancellation of restricted stock units or deferred stock awards and outstanding stock options, (iii) adjusting the future compensation of such executive and (iv) dismissing or taking legal action against the executive, in each case as the Board, upon recommendation by the Compensation and Management Development Committee, determines to be in our best interests and that of our stockholders. The Board has designated the Compensation and Management Development Committee to implement this policy.

Summary Compensation Table—2011, 2010 and 2009

The following table and notes present, for the fiscal years indicated, the compensation earned by our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and the three other most highly compensated executive officers for the 2011 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen W. Golsby	2011	1,000,000		3,712,668	1,496,912	2,000,000	1,777,209	309,669	10,296,458
President and Chief	2010	973,104		2,982,785	1,070,633	1,500,000	564,483	309,369	7,400,374
Executive Officer	2009	855,280	1,000,000	3,954,094	1,277,500	1,428,389	902,392	381,465	9,799,120
Peter G. Leemputte	2011	573,423		1,076,674	434,100	830,000	43,716	102,796	3,060,709
Executive Vice President	2010	558,038		1,043,977	374,720	575,000	15,496	107,858	2,675,089
and Chief Financial	2009	550,000		1,637,349	577,328	562,624	114,687	38,697	3,480,685
Officer
Peter Kasper Jakobsen	2011	523,154		853,891	344,290	654,000	567,739	54,403	2,997,477
Executive Vice President	2010	509,269		745,685	267,658	460,000	145,494	61,214	2,189,320
and Chief Operating	2009	535,303	170,000	1,503,232	399,179	362,166	214,234	152,176	3,336,290
Officer
Charles M. Urbain	2011	520,962		724,019	291,904	652,000	867,210	316,281	3,372,376
Senior Vice President,	2010	507,308		671,157	240,896	410,000	384,041	293,759	2,507,161
Stakeholder Relations	2009	489,450	170,000	1,098,054	329,902	362,166	716,386	344,463	3,510,421
and Chief Development
Officer
William C. P'Pool	2011	362,885		538,309	217,057	422,000	126,216	61,730	1,728,197
Senior Vice President,	2010	321,923		484,703	173,973	245,000	43,683	65,408	1,334,690
General Counsel and Secretary

(1)
The assumptions used in determining the values disclosed in the Stock Awards and Option Awards columns are set out in the following notes to the Company's Consolidated and Combined Financial Statements:

For Stock and Option Awards Granted in Fiscal Year	Consolidated and Combined Financial Statements	Included with Form 10-K filed:	Note
2011	December 31, 2011	February 17, 2012	8
2010	December 31, 2010	February 16, 2011	8
2009	December 31, 2009	February 25, 2010	15

For performance share awards granted during 2011, the Company assumed that these would pay out at the targeted number of shares, and the amount shown in the Stock Awards column for each Named Executive Officer that holds a performance share grant reflects this assumption. Assuming maximum performance is achieved, the performance share awards would have values as follows:

Value of Performance Share Awards Assuming Maximum Performance
Stephen W. Golsby	$5,072,348
Peter G. Leemputte	$1,471,042
Peter Kasper Jakobsen	$1,166,623
Charles M. Urbain	$989,167
William C. P'Pool	$735,465
(2)
These amounts were earned under the Company's Annual Incentive Plan, which is discussed in the CD&A starting on page 35.

(3)
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are attributable to the aggregate change in 2011 in the actuarial present value of each Named Executive Officer's accumulated pension benefit; the present value of accumulated pension benefits is reported below in the "Pension Benefits—2011" table.

(4)
Amounts shown in the All Other Compensation column for 2011 are comprised of the following:

	Housing Allowance		Foreign Service Benefits and Foreign Relocation Costs			Group Term Life Insurance Premiums	Expatriates and Relocation Benefits Tax Gross-Ups			Contributions to Defined Contribution Plans	Total
Stephen W. Golsby		$6,597	$			$3,072	$			$300,000	$309,669
Peter G. Leemputte	$		$			$1,763	$			$101,033	$102,796
Peter Kasper Jakobsen	$			$750		$1,608		$344	(2)	$51,701	$54,403
Charles M. Urbain	$			$206,428	(1)	$1,601	$			$108,252	$316,281
William C. P'Pool		$5,903	$			$1,117	$			$54,710	$61,730

  (1)
  Includes amounts paid in foreign currency and converted at a weighted average exchange rate of 30.295 Thai bhats per U.S. dollar.

  (2)
  Represents gross-up on Company-required expatriate tax service.

Grants of Plan Based Awards—2011

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2011.

									All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen W. Golsby	1/26/2011	Annual Incentive	460,000	1,150,000	2,000,000
	3/2/2011	RSUs							19,988			1,176,494
	3/2/2011	Stock Options								102,039	$58.86	1,496,912
	3/2/2011	Perf. Shares				18,122	45,305	90,610				2,536,174
Peter G. Leemputte	1/26/2011	Annual Incentive	195,075	487,688	975,375
	3/2/2011	RSUs							5,796			341,153
	3/2/2011	Stock Options								29,591	$58.86	434,100
	3/2/2011	Perf. Shares				5,256	13,139	26,278				735,521
Peter Kasper Jakobsen	1/26/2011	Annual Incentive	146,580	366,450	732,900
	3/2/2011	RSUs							4,597			270,579
	3/2/2011	Stock Options								23,469	$58.86	344,290
	3/2/2011	Perf. Shares				4,168	10,420	20,840				583,312
Charles M. Urbain	1/26/2011	Annual Incentive	145,950	364,875	729,750
	3/2/2011	RSUs							3,898			229,436
	3/2/2011	Stock Options								19,898	$58.86	291,904
	3/2/2011	Perf. Shares				3,534	8,835	17,670				494,583
William C. P'Pool	1/26/2011	Annual Incentive	94,575	236,438	472,875
	3/2/2011	RSUs							2,898			170,576
	3/2/2011	Stock Options								14,796	$58.86	217,057
	3/2/2011	Perf. Shares				2,628	6,569	13,138				367,733

(1)
Threshold payout shown is based on 40% payout factor on Company financial performance only. Individual performance rating below target can further reduce threshold payout to zero. Maximum payout shown is based on 200% payout factor due to Company's financial performance and 150% payout factor due to individual performance, subject to an overall maximum of the lesser of 200% of base salary or 200% of the target amount.

Description of Plan-Based Awards

Annual Incentive Awards

These non-equity incentive plan awards represent annual bonus award opportunities granted to the Named Executive Officers under the Mead Johnson Nutrition Company 2009 Senior Executive Performance Incentive Plan for the 12-month period from January 1, 2011 through December 31, 2011. The target levels of awards are generally set as a percentage of base salary based on grade level and targeted at the median of our peer group. At its meeting in January 2011, the Compensation and Management Development Committee determined that the performance measures would be based on net sales (40%), earnings per share ("EPS") (25%), earnings before interest, taxes, depreciation and amortization ("EBITDA") (25%), and the ratio of working capital plus certain capital expenditures to net sales ("Operating Capital") (10%), as described under "—Annual Incentive Awards," beginning on page 35. Performance targets for 2011 were set based on the 2011 business plan. Based on the performance achieved during 2011, the awards paid out above target, as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Restricted Stock Units ("RSUs")

The restricted stock units were granted to the Named Executive Officers under the 2009 Amended and Restated Stock Award and Incentive Plan, and represent part of the normal annual long-term incentive grants. The size of the awards was determined by reviewing competitive market data and a subjective assessment of individual performance. The award vests 100% on the fourth anniversary of the grant date. In addition, all units held for at least one year shall vest upon an executive's attaining age 65 while still employed by the Company, and all other units will become vested one year after grant after an executive reaches age 65, so long as the executive remains employed by the Company. Upon an executive's death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date, the executive or the executive's estate will be entitled to a proportionate number of the total number of units granted. If an executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, all remaining restrictions will lapse and the units will become fully vested. An executive's right to the units is generally subject to their continued employment by the Company and his or her agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company.

Stock Options

The stock options were granted to the Named Executive Officers under the 2009 Amended and Restated Stock Award and Incentive Plan, and represent part of the normal annual long-term incentive grants. The size of the stock option awards was determined by reviewing competitive market data and a subjective assessment of individual performance. The stock options vest 33.3% on each of the first, second and third anniversaries of their date of grant. The stock options have an exercise price equal to the closing stock price on the date the Compensation and Management Development Committee approved their grant and can be exercised once vested but before their expiration ten years following the date they were granted. The vesting of the unvested stock options will be fully accelerated upon an executive's retirement or death more than one year after the date of grant. Executives are eligible for accelerated vesting of any stock options granted at least one year prior to the termination event and have the full term to exercise. Upon an executive's termination other than for misconduct, the executive will be entitled to a pro rata portion of the total number of unvested options granted and have three months to exercise these options. If an executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, all restrictions will lapse and the options will become fully vested.

Performance Share Awards

The performance share awards were granted for the Company's 2011-2013 performance period and represent part of the normal annual long-term incentive grants. The size of the awards was determined by reviewing competitive market data and a subjective assessment of individual performance. Performance shares will vest at between zero to 200% of one-third of the target award amount based on the achievement of the performance goal(s) established for each year of the performance period, subject to performance criteria being met, and with continued employment through the end of 2013. Dividends or dividend equivalents are not payable on the performance shares. The performance-based conditions for the first one-third of these awards determinable for 2011 were net sales (40%), EPS (25%), EBITDA (25%), and Operating Capital (10%). Performance targets for 2011 were set based on the 2011 business plan. Upon an executive's death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date, the executive or the executive's estate will retain any shares that have become fixed for annual performance periods that have been completed and be entitled to a proportionate number of shares for the year in which their employment ended. If executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control, the executive will retain any shares that have become fixed for annual performance periods that have been completed and be entitled to a proportionate number of shares for the year in which their employment ended.

Outstanding Equity Awards at Fiscal Year-End—2011

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen W. Golsby	Stock Options(1)(2)	3/2/2011	0	102,039	58.86	3/2/2021
	Perf. Shares(3)(4)	3/2/2011					25,672	1,764,437	30,204	2,075,921
	RSUs(5)(6)	3/2/2011					19,988	1,373,775
	Stock Options(1)(2)(7)	2/24/2010	34,817	69,635	46.30	2/24/2020
	Perf. Shares(3)(8)	2/24/2010					43,659	3,000,683	15,458	1,062,428
	RSUs(5)(6)	2/24/2010					20,460	1,406,216
	RSUs(6)(9)	2/11/2009					62,500	4,295,625
	Perf. Shares(3)(10)	3/11/2009					93,077	6,397,182	0
	Stock Options(1)(7)(11)	3/11/2009	87,500	87,500	26.58	3/11/2019

			122,317	259,174			265,356	18,237,918	45,662	3,138,349
Peter G. Leemputte	Stock Options(1)(2)	3/2/2011	0	29,591	58.86	3/2/2021
	Perf. Shares(3)(4)	3/2/2011					7,444	511,626	8,760	602,075
	RSUs(5)(6)	3/2/2011					5,796	398,359
	Stock Options(1)(2)(7)	2/24/2010	12,185	24,373	46.30	2/24/2020
	Perf. Shares(3)(8)	2/24/2010					15,281	1,050,263	5,410	371,829
	RSUs(5)(6)	2/24/2010					7,161	492,176
	RSUs(6)(9)	2/11/2009					29,167	2,004,648
	Perf. Shares(3)(10)	3/11/2009					41,198	2,831,539	0
	Stock Options(1)(7)(11)	3/11/2009	39,543	39,543	26.58	3/11/2019

			51,728	93,507			106,047	7,288,611	14,170	973,904
Peter Kasper Jakobsen	Stock Options(1)(2)	3/2/2011	0	23,469	58.86	3/2/2021
	Perf. Shares(3)(4)	3/2/2011					5,904	405,782	6,947	477,467
	RSUs(5)(6)	3/2/2011					4,597	315,952
	Stock Options(1)(2)(7)	2/24/2010	0	17,409	46.30	2/24/2020
	Perf. Shares(3)(8)	2/24/2010					10,915	750,188	3,864	265,573
	RSUs(5)(6)	2/24/2010					5,115	351,554
	RSUs(6)(9)	2/11/2009					16,667	1,145,523
	Perf. Shares(3)(10)	3/11/2009					28,486	1,957,843	0
	Stock Options(1)(7)(11)	3/11/2009	0	27,341	26.58	3/11/2019

			0	68,219			71,684	4,926,842	10,811	743,040
Charles M. Urbain	Stock Options(1)(2)	3/2/2011	0	19,898	58.86	3/2/2021
	Perf. Shares(3)(4)	3/2/2011					5,007	344,131	5,890	404,820
	RSUs(5)(6)	3/2/2011					3,898	267,910
	Stock Options(1)(2)(7)	2/24/2010	7,833	15,669	46.30	2/24/2020
	Perf. Shares(3)(8)	2/24/2010					9,823	675,135	3,478	239,043
	RSUs(5)(6)	2/24/2010					4,604	316,433
	RSUs(6)(9)	2/11/2009					16,667	1,145,523
	Perf. Shares(3)(10)	3/11/2009					23,543	1,618,110	0
	Stock Options(1)(7)(11)	3/11/2009	11,298	22,596	26.58	3/11/2019

			19,131	58,163			63,542	4,367,242	9,368	643,863
William C. P'Pool	Stock Options(1)(2)	3/2/2011	0	14,796	58.86	3/2/2021
	Perf. Shares(3)(4)	3/2/2011					3,721	255,744	4,380	301,037
	RSUs(5)(6)	3/2/2011					2,898	199,180
	Stock Options(1)(2)(7)	2/24/2010	5657	11,316	46.30	2/24/2020
	Perf. Shares(3)(8)	2/24/2010					7,096	487,708	2,511	172,581
	RSUs(5)(6)	2/24/2010					3,325	228,527
	RSUs(6)(9)	2/11/2009					9,375	644,344
	Perf. Shares(3)(10)	3/11/2009					17,513	1,203,668	0
	Stock Options(1)(7)(11)	3/11/2009	16809	16,810	26.58	3/11/2019

			22,466	42,922			43,928	3,019,171	6,891	473,618

(1)
The stock options have an exercise price equal to the closing stock price on the date the Compensation and Management Development Committee approved their grant. The vesting of the unvested stock options will be accelerated upon an executive's retirement or death one year or more after the grant date. If the executive's employment is terminated "without cause" or "for good reason," a pro-rata portion of the unvested stock options will become vested as of the termination date.

(2)
One-third of the stock options vest on each of the first, second, and third anniversaries of their date of grant. In addition to the vesting conditions in footnote 1 above, the stock options fully vest if the executive's employment is terminated "without cause" or "for good reason" during the two years following a change in control.

(3)
Upon completion of one year of service, an executive shall be entitled to receive the performance shares that relate to each completed year of the performance period, plus a pro rata portion of the performance shares related to the year in progress upon retirement or termination by the Company not for cause or after a qualifying termination following a change in control.

(4)
The number and value of performance shares shown represents: (a) the number and value of shares that became fixed for the 2011 performance period at 170% of target based on performance achieved for 2011 and (b) the target number and value of shares that could become fixed based on target performance criteria being met for 2012 and 2013 (in each case, with continued employment through early 2014 when the fixed number of shares will vest and be paid out).

(5)
Each restricted stock unit represents a right to receive one share of Company common stock upon vesting. The restricted stock units vest 100% on the fourth anniversary of the grant date.

(6)
All restricted stock units held for at least one year shall vest upon an executive's attaining age 65 while still employed by the Company, and all other restricted stock units will become vested one year after grant after an executive reaches age 65, so long as the executive remains employed by the Company. Upon an executive's death, retirement or termination not for misconduct or other detrimental conduct at least one year after the grant date, the executive or the executive's estate will be entitled to a proportionate number of the total number of restricted stock units granted. If the executive's employment is terminated for certain reasons during the three years (for restricted stock units granted in 2009) or two years (for restricted stock units granted in 2010) following a change in control, all remaining restrictions will lapse and the restricted stock units will become fully vested. An executive's right to the restricted stock units is generally subject to the executive's continued employment by the Company and agreement to not compete, solicit or engage in any activity that is harmful to the interests of the Company.

(7)
The stock options granted on March 11, 2009 and February 24, 2010 become fully vested upon an executive's attaining age 60 with one year of continuous employment with the Company; however, none of the Named Executive Officers will attain age 60 before the regular vesting dates.

(8)
The number and value of performance shares shown represents: (a) the number and value of performance shares that became fixed for (i) the 2010 performance period at 112.4% of target based on performance achieved for 2010 and (ii) the 2011 performance period at 170% of target based on performance achieved for 2011 and (b) the target number and value of shares that could become fixed based on target performance criteria being met for 2012 (in each case, with continued employment through early 2013 when the fixed number of performance shares will vest and be paid out).

(9)
Each restricted stock unit represents a right to receive one share of Company common stock upon vesting. The units vest as to one-third on the third anniversary of their grant date, February 11, 2012, an additional one-third on the fourth anniversary of their grant date, February 11, 2013, and the final one-third on the fifth anniversary of their grant date, February 11, 2014.

(10)
The number and value of performance shares shown represents the number and value of shares that became fixed for (i) the 2009 performance period at 116.5% of target based on performance achieved for 2019, (ii) the 2010 performance period at 112.4% of target based on performance achieved for 2010, and (iii) the 2011 performance period at 170% of target based on performance achieved for 2011 (in each case, with continued employment during early 2012 when the fixed number of shares vested and was paid out).

(11)
The stock options vest 25% on each of the first, second, third and fourth anniversaries of their date of grant. In addition to the vesting conditions in footnote 1 above, the options fully vest upon an involuntary termination not for misconduct, including a "Qualifying Termination" during the three years following a change in control, if a general release is signed.

Option Exercises and Stock Vested—2011

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2011 and on the vesting during 2011 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen W. Golsby			6,656	457,467
Peter G. Leemputte			1,277	87,768
Peter Kasper Jakobsen	36,045	1,585,551	5,987	411,487
Charles M. Urbain			2,551	175,330
William C. P'Pool			2,644	181,722

Pension Benefits—2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen W. Golsby	Benefit Equalization Plan	5.450	1,642,198	—
	Retirement Income Plan	5.450	217,416	—
	Key International Plan	6.468	1,928,154	—

			3,787,768	—
Peter G. Leemputte	Benefit Equalization Plan	0.900	114,860	—
	Retirement Income Plan	0.900	32,938	—

			147,798	—
Peter Kasper Jakobsen	Benefit Equalization Plan	0.360	24,505	—
	Retirement Income Plan	0.360	10,710	—
	Key International Plan	11.198	983,125	—

			1,018,340	—
Charles M. Urbain	Benefit Equalization Plan	19.770	1,985,524	—
	Retirement Income Plan	19.770	804,698

			2,790,222	—
William C. P'Pool	Benefit Equalization Plan	5.270	148,728	—
	Retirement Income Plan	5.270	136,186	—

			284,914	—

The present values disclosed in the Pension Benefits Table above as of December 31, 2011 were based on the following assumptions:

  •
  Discount rates of 3.75 percent as of December 31, 2011;

  •
  Lump sum mortality was assumed to be the 2012 417(e) table as of December 31, 2011; and

  •
  A retirement date at the normal retirement age, which is age 65.

Retirement Income Plan

The Retirement Income Plan is a defined benefit pension plan that provides income for employees after retirement. The Retirement Income Plan is a tax-qualified plan, as defined under Section 401(a) of the Code. The benefit is calculated based on the employee's final average compensation and years of service. All participants in the BMS Retirement Income Plan who were active full-time employees of the Company on February 9, 2009 were automatically enrolled in the Retirement Income Plan on that date. The Retirement Income Plan is closed to new hires, which means that no person hired after February 9, 2009 is eligible for participation in this plan. Employees who participate in the 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits are eligible to participate in the Benefit Equalization Plan—Retirement Plan. The key plan provisions of the Retirement Income Plan are as follows:

  •
  The retirement benefit equals:

  •
  2% × Final Average Compensation × Years of Service (prior to February 9, 2009), up to 40, minus

  •
  1/70th of the Primary Social Security Benefit × Years of Service, up to 40.

  •
  Final Average Compensation equals the average of the five consecutive years out of the last ten in which the employee's compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. Compensation is subject to the limits defined under Section 401(a)(17) of the Code. For purposes of calculating Final Average Compensation, compensation increases will continue to be recognized through February 8, 2014.

  •
  Normal retirement age is 65. Employees may elect to take early retirement at age 55 with 10 or more years of service.

  •
  Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

  •
  Employees are 100% vested after attaining five years of service.

  •
  The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

Benefit Equalization Plan—Retirement Plan

The Benefit Equalization Plan—Retirement Plan is a non-qualified deferred compensation plan that provides income for employees after retirement in excess of the benefits payable under the qualified Retirement Income Plan. The benefit is calculated using the same formula as the Retirement Income Plan, but without the limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Code. The provisions are the same as those above for the Retirement Income Plan, except for the following:

  •
  Compensation is not subject to the limits under Section 401(a)(17) of the Code;

  •
  Compensation includes the higher of bonus earned or paid during the year; and

  •
  The pension is paid as a cash lump sum or, if an election is made at least 12 months prior to retirement, the lump sum may be credited to the Benefit Equalization Plan—Retirement Savings Plan.

Key International Pension Plan

The Key International Pension Plan is a non-qualified plan. All individuals who were active participants in the BMS Key International Pension Plan on February 1, 2009 (non-U.S. employees) or February 9, 2009 (U.S. employees) automatically became participants in the Key International

Pension Plan. No new participants will be admitted to the Key International Pension Plan. The plan provides income for these employees after retirement.

The benefit is calculated based on the employee's final average compensation and years of service. The key plan provisions are as follows:

  •
  The retirement benefit equals:

  •
  1.75% × Final Average Compensation × Years of Service prior to February 1, 2009 (non-U.S. employees) or February 9, 2009 (U.S. employees), up to 40, minus

  •
  1/70th of the Primary Social Security Benefit × Years of Service, up to 40, only when applicable.

  •
  Final Average Compensation equals the average compensation in the five consecutive years out of the last ten in which the employee's compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. For purposes of calculating Final Average Compensation, compensation increases will continue to be recognized through February 8, 2014.

  •
  Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.

  •
  Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

  •
  Employees are 100% vested after attaining five years of service.

  •
  The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

United Kingdom Bristol-Myers Squibb Company Pension Plan

Mr. Urbain participates in a frozen pension benefit payable to him from a Bristol-Myers Squibb Company sponsored pension plan with an accumulated present value of $73,047 as of December 31, 2011. The Company has previously reflected this plan in the Pension Benefits Table, but under current disclosure rules this obligation is not considered a part of Mr. Urbain's total compensation from the Company.

Non-Qualified Deferred Compensation—2011

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Stephen W. Golsby	225,500	285,300	17,820	—	1,542,573
Peter G. Leemputte	54,205	88,658	6,747	—	322,129
Peter Kasper Jakobsen	—	39,326	(2,570)	—	90,445
Charles M. Urbain	113,317	98,352	22,921	—	729,588
William C. P'Pool	21,773	40,010	(4,743)	—	154,157

(1)
Amounts reported as compensation in the last fiscal year in the "Salary" column of the Summary Compensation Table.

(2)
Includes amounts reported as compensation in the last fiscal year in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Amounts not shown in the Summary Compensation Table because they are not above-market.

(4)
Of the amounts shown in this column, the following were reported in the Summary Compensation Table for the prior fiscal years: Mr. Golsby ($812,845); Mr. Leemputte ($164,531); Mr. Jakobsen ($69,120); Mr. Urbain ($305,658); and Mr. P'Pool ($55,039).

All of the amounts shown in the Non-Qualified Deferred Compensation table above were deferred under the Benefit Equalization Plan—Retirement Savings Plan described below.

Retirement Savings Plan

The Retirement Savings Plan is a defined contribution plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan. The Retirement Savings Plan is a tax-qualified 401(k) plan, as defined under Section 401(a) of the Code. Employees who participated in the 2009 Senior Executive Performance Incentive Plan or whose pay or benefits exceed the IRS qualified plan limits under the Retirement Savings Plan are eligible for the Benefit Equalization Plan—Retirement Savings Plan. The key plan provisions of the Retirement Savings Plan are as follows:

Participants are immediately eligible for Company contributions. Eligible pay is defined as an employee's current base salary or wages and annual bonus before any pre-tax savings are deducted. Employees are eligible to contribute from 1% to 25% on a pre-tax or after-tax basis or a combination of both to the plan. Employees may make additional pre-tax "catch-up" contributions at or after age 50. The Company will make matching contributions of $1 for each $1 on the first 6% of eligible pay (base pay plus annual bonus) that the employee contributes. The Company matching contribution is on pre-tax and/or after-tax dollars. The plan provides additional Company contributions of 2%, 3% or 4% of eligible pay (base pay plus bonus) to active employees based on employee points (age plus service) as follows:

Less than 40 points:	2%
40 - 59 points:	3%
60 or more points:	4%

The plan also provides additional transition Company contributions of 2% to employees who, as of February 9, 2009, have 60 or more employee points (age plus service) and at least 10 years of service. These special transition Company contributions will be made for a maximum period of 5 years following the benefits transition date of February 9, 2009.

Employee contributions are always 100% vested. Company contributions become 100% vested as soon as they are made on the participant's behalf and regardless of years of service. Participants are able to invest their own contributions and Company contributions into a variety of investment alternatives at their own discretion.

Benefit Equalization Plan—Retirement Savings Plan

The Benefit Equalization Plan—Retirement Savings Plan is a non-qualified deferred compensation plan designed to allow participants to save for retirement and benefit from Company contributions and tax advantages available through the plan in excess of the benefits payable under the qualified Retirement Savings Plan. The key plan provisions are the same as those described above for the Retirement Savings Plan, except for the limits on compensation and benefits imposed on the plan under Section 401(a)(17) and Section 415(b) of the Code.

Potential Payments Upon Termination or Change in Control

We have not entered into employment agreements with our Named Executive Officers. Therefore, post-termination benefits are typically addressed by the plan or award agreement relating to each element of compensation. For example, our equity awards set forth their treatment upon an executive's termination of employment. Two exceptions to this general rule are (i) the treatment and payment of certain compensation with respect to terminations related to involuntary termination by the Company without Cause and (ii) termination by the executive with Good Reason. In addition, we do not provide for "single trigger" vesting of awards upon a change in control; however, if any unvested stock options and restricted stock unit awards granted after 2009 are cancelled pursuant to the terms of an agreement voted upon by our stockholders, then such awards will be treated as though the Named Executive Officer had been involuntarily terminated following a change in control.

The discussion below describes payments that are due the Named Executive Officers in the event of a termination of employment or a change in control assuming an effective date of December 31, 2011. To the extent payments and benefits are generally available to salaried employees on a non-discriminatory basis, they are excluded from the tabular disclosures which follow.

Stephen W. Golsby

Benefit Type	Voluntary Termination	Retirement or Death(1)		Involuntary Termination		CIC + Involuntary Termination w/out Cause or Termination w/ Good Reason
Cash Severance	$—	$			$2,000,000	$6,450,000
Current Year Bonus	$—		$2,000,000		$2,000,000	$—
Stock Options	$—		$5,250,038		$5,399,283	$6,257,163
Restricted Stock Units	$—		$3,880,083		$4,164,969	$7,075,616
Long-Term Performance Awards	$—		$11,162,302		$11,162,302	$11,162,302
Retirement Benefit	$—	$			$1,176,110	$1,176,110
Life, Medical and Other Welfare Benefits	$—	$			$28,455	$29,991
Outplacement, Financial Counseling & Relocation	$—	$			$25,000	$40,000
Forfeiture by Executive	$—	$		$		$—

Total	$—		$22,292,423		$25,956,119	$32,191,182

Excise Tax Payable by Executive						$(1,343,253)

Peter G. Leemputte

Benefit Type	Voluntary Termination	Retirement or Death(1)(2)		Involuntary Termination	CIC + Involuntary Termination w/out Cause or Termination w/ Good Reason
Cash Severance	$—	$		$867,000	$2,131,375
Current Year Bonus	$—		$830,000	$830,000	$—
Stock Options	$—		$2,213,423	$2,235,040	2,505,486
Restricted Stock Units	$—		$1,734,951	$1,817,565	$2,895,183
Long-Term Performance Awards	$—		$4,393,428	$4,393,428	$4,393,428
Retirement Benefit	$—	$		$205,550	$205,550
Life, Medical and Other Welfare Benefits	$—	$		$26,715	$27,159
Outplacement, Financial Counseling & Relocation	$—	$		$25,000	$40,000
Forfeiture by Executive	$—		$0	$0	$—

Total	$—		$9,171,802	$10,400,298	$12,198,181

Excise Tax Payable by Executive					$—

Peter Kasper Jakobsen

Benefit Type	Voluntary Termination	Retirement or Death(1)(2)		Involuntary Termination		CIC + Involuntary Termination w/out Cause or Termination w/ Good Reason
Cash Severance	$—	$			$792,000	$1,788,900
Current Year Bonus	$—		$654,000		$654,000	$—
Stock Options	$—		$1,542,907		$1,569,994	$1,774,546
Restricted Stock Units	$—		$1,023,733		$1,089,233	$1,813,029
Long-Term Performance Awards	$—		$3,113,813		$3,113,813	$3,113,813
Retirement Benefit	$—	$			$188,313	$188,313
Life, Medical and Other Welfare Benefits	$—	$			$26,600	$27,005
Outplacement, Financial Counseling & Relocation	$—	$			$25,000	$40,000
Forfeiture by Executive	$—	$		$		$(461,630)

Total	$—		$6,334,453		$7,458,953	$8,283,976

Excise Tax Payable by Executive						$—

Charles M. Urbain

Benefit Type	Voluntary Termination	Retirement or Death(1)		Involuntary Termination		CIC + Involuntary Termination w/out Cause or Termination w/ Good Reason
Cash Severance	$—	$			$787,500	$1,779,750
Current Year Bonus	$—		$652,000		$652,000	$—
Stock Options	$—		$1,303,877		$1,322,114	$1,500,270
Restricted Stock Units	$—		$1,007,513		$1,063,047	$1,729,865
Long-Term Performance Awards	$—		$2,637,376		$2,637,376	$2,637,376
Retirement Benefit	$—	$			$660,830	$660,830
Life, Medical and Other Welfare Benefits	$—	$			$21,052	$21,455
Outplacement, Financial Counseling & Relocation	$—	$			$25,000	$40,000
Forfeiture by Executive	$—	$		$		$—

Total	$—		$5,600,766		$7,168,919	$8,369,546

Excise Tax Payable by Executive						$—

William C. P'Pool

Benefit Type	Voluntary Termination	Retirement or Death(1)(2)		Involuntary Termination		CIC + Involuntary Termination w/out Cause or Termination w/ Good Reason
Cash Severance	$—	$			$562,500	$1,222,875
Current Year Bonus	$—		$422,000		$422,000	$—
Stock Options	$—		$962,360		$977,676	$1,108,397
Restricted Stock Units	$—		$589,978		$631,285	$1,072,051
Long-Term Performance Awards	$—		$1,947,121		$1,947,121	$1,947,121
Retirement Benefit	$—	$			$184,093	$184,093
Life, Medical and Other Welfare Benefits	$—	$			$26,247	$26,535
Outplacement, Financial Counseling & Relocation	$—	$			$25,000	$40,000
Forfeiture by Executive	$—	$		$		$—

Total	$—		$3,921,459		$4,775,922	$5,601,071

Excise Tax Payable by Executive						$(303,015)

(1)
In the event of disability on December 30, 2011, the individual's options, restricted stock units, and long-term performance awards for completed performance periods continue to vest; the value shown in this column for each of these items is the added value received as a result of this additional vesting following a disability.

(2)
Value is for death and disability only; individual not eligible for retirement as of December 30, 2011.

The following discussion describes the payments and benefits available upon the types of termination events indicated in the tables above.

Voluntary Termination

We do not offer any payments or benefits to salaried employees, including the Named Executive Officers, upon a voluntary termination other than those that are vested at the time of termination and those payments and benefits payable upon a constructive termination or resignation for good reason, which are described below.

Retirement or Death

The following benefits are generally available to all salaried employees, including the Named Executive Officers, upon full retirement at age 65 (or age 55 with 10 or more years of service) or death:

Annual Incentive Awards:    Employees are eligible for a pro-rata portion of their annual incentive award. The pro-rata award is paid at target, adjusted for Company performance.

Stock Options:    Employees are eligible for accelerated vesting of any stock options granted at least one year prior to the termination event and have the full term to exercise.

Restricted Stock/Restricted Stock Units:    Employees are eligible for a pro-rata portion of Company restricted stock/restricted stock unit awards granted at least one year prior to the termination event.

Long-Term Performance Awards:    Upon completion of one year of service, an executive shall be entitled to receive the performance shares that relate to each completed year of the performance period, plus a pro rata portion of the performance shares related to the year in progress upon retirement or death.

Pension Plans:    Employees of the Company prior to our initial public offering are eligible for benefits accrued under the Retirement Income Plan, Key International Pension Plan and Benefit Equalization Plan—Retirement Plan.

Retirement Savings Plans:    Employees are eligible for benefits accumulated under the Retirement Savings Plan and the Benefit Equalization Plan—Savings Plan.

Involuntary Termination without Cause or Termination with Good Reason

The Company's Named Executive Officers were eligible to receive severance payments and benefits under the Senior Executive Severance Plan if their employment was terminated for any of the following reasons:

  •
  Involuntary termination by the Company or participating employer without "Cause"; or

  •
  Termination by executive with "Good Reason".

An executive whose employment is terminated by the Company without Cause or by the executive with Good Reason and who complies with the applicable notice provisions in the case of a Good Reason termination, would have been eligible for the following:

Basic Severance Pay:    Severance pay in the amount of four weeks of base salary, which is not subject to signing a general release.

Cash Severance Payment:    Subject to signing a general release, a cash severance payment in the amount of two times base salary for Mr. Golsby and one and a half times base salary for each of the other Named Executive Officers.

Annual Incentive:    The named executive officers were eligible for a pro-rata target award based on the number of days worked in the year, subject to signing a general release.

Stock Options:    Subject to signing a general release, employees may be eligible for accelerated vesting of all or a portion of stock options granted at least one year prior to the termination event, in accordance with the terms of the applicable agreement. Employees have three months to exercise these stock options. If an employee is eligible to retire or the employee's age plus years of service equal or exceed 70 and the employee has at least 10 years of service, all options that have been outstanding for more than one year will immediately vest and the employee will have the full term to exercise.

Restricted Stock/Restricted Stock Units:    In accordance with the terms of the applicable agreement, employees are generally eligible for a proportionate number of Company restricted stock/restricted stock unit awards.

Long-Term Performance Awards:    In accordance with the terms of the applicable agreement, the employee will be eligible for a pro-rata portion of any Company long-term performance awards granted at least one year prior to the termination event.

Pension Plans:    Employees are eligible for benefits accrued under the Retirement Income Plan, Key International Pension Plan and Benefit Equalization Plan—Retirement Plan. If the employee's age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement and the employee signs a general release, the retirement benefits are payable immediately following termination of employment with the enhanced adjustment factors that are applicable to employees eligible for early retirement.

Retirement Savings Plans:    Employees are eligible for benefits accumulated under the Retirement Savings Plan and the Benefit Equalization Plan—Savings Plan.

Post-Retirement Medical Insurance:    If the employee's age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement and the employee signs a general release, the employee is eligible for continued medical coverage without a subsidy until age 55, and is eligible for the post-retirement medical benefits starting at age 55.

Continuation of Certain Benefits:    Continuation of health, dental and life insurance coverage, employee assistance benefits and outplacement services, subject to signing a general release.

The maximum outplacement benefit under our policy is $25,000, which amount is included in the individual executive's table above.

Additionally, executives who are expatriates (only Mr. Urbain of the current Named Executive Officers was an expatriate in 2011) are eligible for financial counseling and relocation benefits. However, the policy calls for these to be reasonable and customary in amount (e.g., air tickets home and tax preparation services). The policy does not establish a maximum and the Company cannot estimate what value these benefits would have. Consequently, no amount has been entered in Mr. Urbain's table above for these benefits.

For purposes of the Senior Executive Severance Plan, "Cause" means the following:

  •
  Failure or refusal of the executive to substantially perform his or her duties with the Company or a participating employer (except if as a result of disability); or

  •
  Severe misconduct or activity deemed detrimental to the interests of the Company or a participating employer.

"Cause" will be interpreted by the Compensation and Management Development Committee in its sole discretion and such interpretation will be conclusive and binding.

For purposes of the Senior Executive Severance Plan, "Good Reason" means the occurrence of any of the following events without the executive's consent:

  •
  A material reduction in the executive's base salary;

  •
  A reduction in the executive's grade level resulting in a material diminution of the executive's authority, duties or responsibilities; or

  •
  A change in the principal location of the executive's job or office, such that the executive will be based at a location that is 50 miles or more from the location of such place of employment immediately prior to the proposed change in job or office.

Change in Control and Involuntary Termination Without Cause or Termination with Good Reason

As disclosed in the CD&A, we adopted the Executive Change in Control Severance Plan on December 23, 2009, which provides enhanced benefits to certain designated employees, including the Named Executive Officers, in the event of a covered termination following a Change in Control. The occurrence of a Change in Control alone is generally insufficient to trigger benefits under the Executive Change in Control Severance Plan. However, pursuant to the terms of our equity award agreements, there is an exception to this general treatment if any of these equity awards would be cancelled or otherwise cease to be outstanding upon a change in control.

To trigger benefits under the Executive Change in Control Severance Plan, there must be both a "Change in Control" of the Company and either (1) a subsequent involuntary termination by the Company without Cause or (2) a termination by the executive with Good Reason. Thus, the only benefits that an executive would be entitled to upon a Change in Control alone are those that are vested at the time of the Change in Control.

The Company's Named Executive Officers were eligible to receive severance payments and benefits under the Executive Change in Control Severance Plan if their employment was terminated within two years following a Change in Control for any of the following reasons:

  •
  Involuntary termination by Company without "Cause";

  •
  Termination by executive with "Good Reason".

An executive whose employment is terminated without Cause or with Good Reason within two years following a Change in Control would be eligible for the following:

Cash Severance Payment:    Subject to the executive signing a general release, a cash payment equal to 3.0 times base salary plus target bonus for Mr. Golsby and 2.0 times base salary plus target bonus for each of the other Named Executive Officers.

Annual Incentive:    If an executive is entitled to a Cash Severance Payment as detailed above, he or she will not receive payment of any portion of his or her bonus for the year in which the termination date occurs.

Stock Options:    In accordance with the terms of the applicable award, unvested stock options will fully vest, subject to the employee signing a general release.

Restricted Stock/Restricted Stock Units:    In accordance with the terms of the applicable award, vesting of restricted stock/restricted stock units.

Long-Term Performance Awards:    In accordance with the terms of the applicable award, long-term performance awards that relate to any completed performance year will be deemed vested, and those related to the year of termination will be deemed earned at target.

Continuation of Certain Benefits:    Continuation of medical, dental and life insurance coverage, employee assistance benefits, outplacement services and financial planning services, subject to signing a general release. Expatriation and repatriation benefits are also provided.

Supplemental Retirement Benefits:    Subject to the executive signing a general release, additional supplemental retirement benefits based on early termination and the amount of severance payable under the plan.

The Company does not provide excise tax gross-ups to any executive.

For purposes of the Executive Change in Control Severance Plan, "Cause" means the following:

  •
  Willful and continued failure by the executive to substantially perform his or her duties with the Company (except if as a result of disability) for a period of 30 consecutive days after written demand for substantial performance is delivered to the executive;

  •
  Willful engagement by executive in conduct that is demonstrably and materially injurious to the Company or its subsidiaries or affiliates, monetarily or otherwise; or

  •
  A felony conviction or the entry of plea of nolo contendere to a felony.

For purposes of the Executive Change in Control Severance Plan, "Good Reason" means the occurrence of any of the following events without the executive's consent:

  •
  Assignment of any duties materially inconsistent with the executive's status as an officer of the Company or a substantially adverse alteration in the nature or status of the executive's authorities, duties or responsibilities from those in effect immediately prior to the Change in Control;

  •
  A material adverse change in the executive's reporting relationships;

  •
  A material reduction by the Company in the executive's base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

  •
  The relocation of the executive's principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with the executive's business travel obligations prior to the Change in Control or, if the executive has consented to a relocation, the failure by the Company to provide the executive with all of the benefits of the Company's relocation policy as in operation immediately prior to a Change in Control;

  •
  The failure of the Company to pay the executive any material amount or portion of executive's compensation or to pay to executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date on which such compensation was due; or

  •
  The failure of the Company to continue in effect any compensation or benefit plan which is material to the executive's compensation and in which executive participated immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue the executive's participation therein on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of executive's participation relative to other participants, as existed at the time of the Change in Control.

For purposes of the Executive Change in Control Severance Plan, "Change in Control" means the occurrence of any of the following events:

  •
  Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of (i) the then-outstanding shares of common stock of the Company (the "Outstanding MJN Common Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding MJN Voting Securities")(other than, in each case, in connection with a merger or consolidation as a result of which (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, (2) the direct or indirect holders of the common stock and the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, immediately prior to the transaction, and (3) immediately following the transaction no Person is the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the common stock or the voting securities of such holding company);

  •
  The consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries, the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole), or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity surviving or resulting from such Business Combination (including an entity that, as a result of such transaction, owns all or substantially all of the common stock or the voting securities of the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding MJN Common Shares and the Outstanding MJN Voting Securities, as the case may be, (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or such entity surviving or resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity surviving or resulting from such Business Combination (or any parent thereof) or the combined voting power of the then-outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors (or, for a non-corporate entity, equivalent governing body) and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity surviving or resulting from such Business Combination (or any parent thereof) were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination;

  •
  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

  •
  There shall have been a change in the composition of the Board within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company's stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company's proxy statement in which such person was named as a nominee for election as a director).

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth information with regard to securities authorized for issuance under our equity compensation plans as of December 31, 2011. As of December 31, 2011, we had one equity compensation plan, the 2009 Amended and Restated Stock Award and Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders	3,167,475	(1)	$42.09	(2)	21,425,078	(3)
Equity Compensation Plans Not Approved by Security Holders	0		—		0

Total	3,167,475		$42.09		21,425,078

(1)
Includes 529,797 shares of common stock deliverable in respect of restricted stock units and 855,636 shares of common stock deliverable in respect of performance share awards.

(2)
Weighted-average exercise price of outstanding options only; excludes restricted stock units and performance share awards.

(3)
Types of awards issuable under the 2009 Amended and Restated Stock Award and Incentive Plan include: options, stock appreciation rights, restricted stock, restricted stock units, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards or performance share awards.

 AUDIT RELATED MATTERS

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements and its internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche is responsible for performing an independent integrated audit of the Company's consolidated financial statements and the effectiveness of its internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2011;

  2.
  The Audit Committee has discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

  3.
  The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence; and

  4.
  The Audit Committee also has considered whether the provision by Deloitte & Touche of non-audit services to the Company is compatible with maintaining Deloitte & Touche's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements referred to above be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Members of the Audit Committee,
Robert S. Singer, Chairman
Howard B. Bernick
Kimberly A. Casiano
Peter G. Ratcliffe

Fees Paid to Independent Registered Public Accounting Firm

The table set forth below presents the fees for professional audit services rendered by Deloitte & Touche in connection with the integrated audits of our consolidated financial statements for the years ended December 31, 2011 and 2010, and fees for other services rendered by Deloitte & Touche during these periods.

	2011	2010
Audit Fees	$3,200,000	$2,938,500
Audit-Related Fees	984,000	221,693
Tax Fees	66,200	93,948	(1)

Total	$4,250,200	$3,254,141

(1)
Does not include $1,039,000 in fees billed to, and paid by, BMS in 2010 for tax services provided to us by Deloitte & Touche under certain transitional services agreements between BMS and the Company and approved by the Audit Committee.

Audit Fees for 2011 and 2010 include fees for professional services rendered for the audits of our financial statements, including accounting consultation, for the fiscal year and of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of our quarterly financial statements, consents, and statutory audits.

Audit-Related Fees for 2011 were for audit services provided in connection with certain organizational initiatives and due diligence services. For 2010, these fees were for internal control services related to our global SAP system implementation and the review of certain of our accounting policies.

Tax Fees for 2011 and 2010 were for services related to tax compliance, including the preparation of tax returns and audit support services.

Pre-approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche during 2011 in accordance with our policy described below.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is generally prohibited from performing any management consulting projects, or from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year's audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to its Chair. The Chair is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

 OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of ten directors to the Board. Proposal No. 2 requests approval, on an advisory basis, of the compensation of the Named Executive Officers. Proposal No. 3 requests the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm in 2012. Each of the proposals is discussed in more detail in the pages that follow.

Proposal 1—Election of Directors

Our Board of Directors currently consists of ten members. The directors serve one-year terms. The Board has nominated each of our ten current directors whose terms expire at the Annual Meeting for re-election as directors. Information regarding the nominees for director is set forth under "Directors, Executive Officers and Corporate Governance—Board of Directors," beginning on page 8.

In an uncontested election, our bylaws require directors to be elected by a majority of the votes cast by holders of shares at any meeting of stockholders on the election of directors.

All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders. Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the Board's nominees.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

 Proposal 2—Advisory Vote on Executive Compensation

We are providing our stockholders with the opportunity to cast an advisory vote on executive compensation as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program.

As described in detail under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Please read the "Compensation Discussion and Analysis" beginning on page 26 for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation and Management Development Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of approving the compensation of our Named Executive Officers.

The Board of Directors recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

 Proposal 3—Ratification of Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee of the Board of Directors has appointed Deloitte & Touche as our independent registered public accounting firm for 2012. The Audit Committee requests that our stockholders ratify the appointment. Deloitte & Touche served as our independent registered public accounting firm in 2011. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider the selection of another independent registered public accounting firm for 2013 and future years.

One or more representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Unless proxy cards are otherwise marked, the persons named as proxies intend to vote the shares represented by proxy in favor of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm in 2012.

 OTHER MATTERS

Management is not aware of any other matters that will be presented at the Annual Meeting, and our bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before December 28, 2011. If any other matters that require a vote properly come before the stockholders at the 2012 Annual Meeting, it is the intention of the proxy holders to vote the shares represented by proxy on such matters in accordance with the recommendation of the Board or, in the absence of such recommendation, in their best judgment.

 MAP AND DIRECTIONS TO
2012 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY

The Glen Club
2901 W. Lake Avenue
Glenview, Illinois 60026

From Downtown Chicago

I-90/I-94 West approximately 7 miles; I-90 and I-94 split at this point—Continue on I-94 West approximately 8 miles—Exit Lake Ave. West—Drive west 3 miles to Patriot Blvd.—Turn right (north)—Drive north 1 mile (past stop sign at Chestnut) to West Lake Ave—Turn left (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From O'Hare Airport

I-190 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive west on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the West

I-90 East to I-294 North toward Wisconsin—Continue on I-294 North approximately 8 miles—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the North

I-94 East—Keep right and merge on to I-294 South toward Indiana/O'Hare—Continue on I-294 South approximately 3.5 miles—Exit Willow Rd. towards Northbrook/Glenview—Turn left (east) and continue on for approximately 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

From the South

I-294 North toward Wisconsin—Exit Willow Rd. East—Drive east 2.3 miles to Patriot Blvd.—Turn right (south) and continue on for approximately 0.8 miles to West Lake Ave.—Turn right (west)—Drive West on West Lake Ave.—Entrance to The Glen Club is approximately 200 yards on the left.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time, Thursday, May 3, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time, Thursday, May 3, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MEAD JOHNSON NUTRITION COMPANY 2701 PATRIOT BOULEVARD GLENVIEW, IL 60026 M45187-P18943 MEAD JOHNSON NUTRITION COMPANY The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Abstain Against Nominees: a. Stephen W. Golsby For Abstain Against 1b. Dr. Steven M. Altschuler 1i. Dr. Elliott Sigal 1c. Howard B. Bernick 1j. Robert S. Singer 1d. Kimberly A. Casiano 2. Advisory approval of named executive officer compensation; 1e. Anna C. Catalano 3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012; and 1f. Dr. Celeste A. Clark NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. James M. Cornelius 1h. Peter G. Ratcliffe ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

2701 Patriot Boulevard Glenview, Illinois 60026-8039 (847) 832-2420 March 27, 2012 Dear Fellow Stockholder: We are pleased to invite you to attend our Annual Meeting of Stockholders on May 4, 2012, at 9:00 a.m. Central Daylight Time, at The Glen Club, 2901 W. Lake Avenue, Glenview, Illinois 60026. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend in person, you can ensure that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Sincerely, James M. Cornelius Stephen W. Golsby Chairman of the Board of Directors President and Chief Executive Officer Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M45188-P18943 MEAD JOHNSON NUTRITION COMPANY This Proxy and Voting Instruction Card is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 4, 2012 The stockholder(s) hereby appoint(s) Eryk Spytek and Maria Sharkey, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy and voting instruction card, all of the shares of common stock of MEAD JOHNSON NUTRITION COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., CDT on May 4, 2012, at The Glen Club, 2901 W. Lake Avenue, Glenview, IL 60026, and any adjournment or postponement thereof. This card also provides voting instructions for any shares of common stock held on the undersigned's behalf in the Mead Johnson Nutrition Company Retirement Savings Plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side

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Your Vote Is Important
GENERAL INFORMATION
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Target Compensation Mix
Mix of Long-Term Incentive Awards
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
AUDIT RELATED MATTERS
OVERVIEW OF PROPOSALS
Proposal 1—Election of Directors
Proposal 2—Advisory Vote on Executive Compensation
Proposal 3—Ratification of Independent Registered Public Accounting Firm
OTHER MATTERS
MAP AND DIRECTIONS TO 2012 ANNUAL MEETING OF STOCKHOLDERS OF MEAD JOHNSON NUTRITION COMPANY
The Glen Club 2901 W. Lake Avenue Glenview, Illinois 60026